                                                                     EXHIBIT 2.1




                      OWNERSHIP INTEREST PURCHASE AGREEMENT

                                  by and among

                                 SFMT-CIS, INC.,

                                  OOO TELEROSS

                                       and

                                 OAO ROSTELECOM


                       ----------------------------------

                           Dated as of March 13, 2002

                       -----------------------------------

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
         ARTICLE I DEFINITIONS...................................................................................7

         ARTICLE II PURCHASE AND SALE OF THE INTEREST...........................................................11

                  Section 2.1       Purchase and Sale of the Interest...........................................11

                  Section 2.2       The Purchase Price..........................................................11

                  Section 2.3       Failure to Close the Transaction............................................13

         ARTICLE III CLOSING....................................................................................13

                  Section 3.1       Closing Date................................................................13

                  Section 3.2       Closing Deliveries..........................................................14

                  Section 3.3       Transfer Taxes..............................................................16

         ARTICLE IV CERTAIN CONDITIONS..........................................................................16

                  Section 4.1       Conditions Precedent to the Closing.........................................16

                  Section 4.2       Registration of the Amendments..............................................19

                  Section 4.3       Release of Escrow in Favor of Seller........................................20

                  Section 4.4       No Liens....................................................................20

                  Section 4.5       Transfer of the Purchase Price..............................................21

         ARTICLE V REPRESENTATIONS AND WARRANTIES OF SELLER.....................................................21

                  Section 5.1       Organization and Authority..................................................21

                  Section 5.2       Due Authorization; Binding Obligation.......................................21

                  Section 5.3       Non-Contravention...........................................................22

                  Section 5.4       Regulatory Approvals........................................................22

                  Section 5.5       Title to the Interest.......................................................22

                                                                                                               PAGE
                                                                                                               ----
                  Section 5.6       Organization of the Company.................................................22

                  Section 5.7       Legal Proceedings...........................................................22

                  Section 5.8       Contracts...................................................................23

         ARTICLE VI REPRESENTATIONS AND WARRANTIES OF BUYERS....................................................23

                  Section 6.1       Organization and Authority..................................................23

                  Section 6.2       Due Authorization; Binding Obligation.......................................23

                  Section 6.3       Non-Contravention...........................................................24

                  Section 6.4       Regulatory Approvals........................................................24

                  Section 6.5       GTI Stock...................................................................24

         ARTICLE VII FURTHER AGREEMENTS AND ASSURANCES..........................................................25

                  Section 7.1       Government Filings and Approvals............................................25

                  Section 7.2       Cooperation in Defense of Action............................................25

                  Section 7.3       Confidentiality.............................................................26

                  Section 7.4       Best Efforts; Execution of Additional Documents.............................26

                  Section 7.5       Foreign Corrupt Practices Act...............................................27

         ARTICLE VIII CONDITIONS TO BUYERS' OBLIGATIONS.........................................................27

                  Section 8.1       Accuracy of Representations and Warranties..................................28

                  Section 8.2       Performance of Covenants....................................................28

                  Section 8.3       Government Approvals........................................................28

                  Section 8.4       No Legal Proceedings........................................................28

                  Section 8.5       Contracts...................................................................28

         ARTICLE IX CONDITIONS TO SELLER'S OBLIGATIONS..........................................................28

                  Section 9.1       Accuracy of Representations and Warranties..................................29

                  Section 9.2       Performance of Covenants....................................................29

                                                                                                               PAGE
                                                                                                               ----
                  Section 9.3       Government Approvals........................................................29

                  Section 9.4       No Legal Proceedings........................................................29

         ARTICLE X INDEMNIFICATION..............................................................................29

                  Section 10.1      Indemnification by Seller...................................................29

                  Section 10.2      Indemnification by Buyers...................................................30

                  Section 10.3      Third-Party Claims..........................................................30

         ARTICLE XI CHANGE IN LAW...............................................................................31

                  Section 11.1      Change in Law Preventing Performance........................................31

         ARTICLE XII TERMINATION PRIOR TO CLOSING DATE..........................................................31

                  Section 12.1      Noncompliance or Nonperformance Prior to Closing Date.......................31

                  Section 12.2      Effect of Termination.......................................................32

         ARTICLE XIII MISCELLANEOUS.............................................................................32

                  Section 13.1      Effectiveness of the Agreement..............................................32

                  Section 13.2      Relations between Seller and the Company....................................32

                  Section 13.3      Severability................................................................33

                  Section 13.4      Integration; Independent Obligations........................................33

                  Section 13.5      Assignment..................................................................33

                  Section 13.6      Survival....................................................................33

                  Section 13.7      Counterparts................................................................34

                  Section 13.8      Headings....................................................................34

                  Section 13.9      Waiver; Requirement of Writing..............................................34

                  Section 13.10     Finder's Fees; Brokers......................................................34

                  Section 13.11     Expenses....................................................................34

                  Section 13.12     Exclusivity.................................................................34

                                                                                                               PAGE
                                                                                                               ----
                  Section 13.13     Notices.35

                  Section 13.14     Applicable Law..............................................................36

                  Section 13.15     Dispute Resolution..........................................................36

                  Section 13.16     No Insider Trading..........................................................36

                  Section 13.17     Public Announcements........................................................37

                  Section 13.18     No Third-Party Beneficiaries................................................37

         Exhibits

                  Exhibit A  List of Contracts

                  Exhibit B  Form of GTI Guarantee

                  Exhibit C  Form of Registration Rights Agreement

                  Exhibit D  Form of Subscription Agreement

                  Exhibit E  Form of TeleRoss Promissory Note

                  Exhibit F  Form of Seller's Transfer Notice

                  Exhibit G  Form of Proxy

                  Exhibit H  Form of Buyers' Transfer Notice

                  OWNERSHIP INTEREST PURCHASE AGREEMENT


         THIS OWNERSHIP INTEREST PURCHASE AGREEMENT, dated as of March 13, 2002 (the "Execution Date"), is made by and among OAO ROSTELECOM, an open joint stock company duly registered and validly existing under the laws of the Russian Federation ("Seller"), SFMT-CIS, INC., a corporation duly organized and validly existing under the laws of the State of Delaware in the United States ("SFMT"), and OOO TELEROSS, a limited liability company duly registered and validly existing under the laws of the Russian Federation ("TeleRoss"). (Seller together with SFMT and TeleRoss, the "Parties" and each individually a "Party"; and SFMT together with TeleRoss, the "Buyers").

                              W I T N E S S E T H :
                              - - - - - - - - - - -
         WHEREAS:


         (A) Seller is the legal, record and beneficial owner of a 50% (fifty percent) ownership interest (the "Interest") in OOO EDN Sovintel, a limited liability company duly registered and validly existing under the laws of the Russian Federation (the "Company"), and the Interest represents 50% (fifty percent) of the issued, outstanding and authorized charter capital of the Company;

         (B) The Company is a provider of various telecommunications services and owner of telecommunications networks primarily in Moscow and Saint Petersburg, and each of the Buyers desires to obtain the benefit of this business by acquiring the Interest;

         (C) Each of the Buyers desires to purchase from Seller, and Seller desires to sell to the Buyers, all of the Interest upon the terms and subject to the conditions set forth herein;

         (D) The Seller desires to become a shareholder in Golden Telecom, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware in the United States ("GTI") and the parent company of the Buyers;

         (E) The Co-Owner is the second participant in the Company and holds the remaining 50% (fifty percent) of the issued, outstanding and authorized charter capital of the Company; and

         (F) The Company was established by Seller and Co-Owner, and since its establishment has been under joint control of the Seller and Co-Owner through the board of directors of the Company.

         NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties, covenants and agreements hereinafter contained, the Parties agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

         For purposes of this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and the plural forms of the terms defined):

         "Act" has the meaning set forth in Section 7.5(a).

         "Action" means any legal, administrative, governmental or regulatory proceeding or other action, suit, proceeding, claim, arbitration, mediation, alternative dispute resolution procedure, inquiry or investigation by or before any arbitrator, mediator, court or other Governmental Entity.

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes of the immediately preceding sentence, the term "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

         "Agreement" means this Ownership Interest Purchase Agreement, as the same may be duly amended, modified or supplemented from time to time.

         "Amendments" means all amendments to the Charter and Foundation Agreement of the Company as may be necessary or advisable to reflect the changes in the ownership structure of the Company as a result of the purchase by each of the Buyers of the Interest under this Agreement.

         "Antimonopoly Ministry" means the Ministry for Antimonopoly Policy and Support of Entrepreneurship of the Russian Federation, or any successor entity thereto.

         "Authorization" means any consent, permission, waiver, allowance, novation, authorization, declaration, filing, registration, notification, application, license, permit, certificate, variance, exemption, franchise or other approval issued, granted, given, required or otherwise made available by any Governmental Entity material to the business of a Person.

         "Business Day" means a day upon which banks are open for business in each of the Russian Federation and the United States of America.

         "Business Property" means the tangible and intangible assets of the Company as of the Execution Date and on the Closing Date together with all intellectual property owned or used by the Company as of either such dates free from any Liens.

         "Buyers" has the meaning set forth in the Preamble to this Agreement.

         "Buyers' Affiliates" has the meaning set forth in Section 10.1.

         "Cash Consideration" has the meaning set forth in Section 2.2(a)(i).

         "CBR" means the Central Bank of the Russian Federation, or any successor entity thereto.

         "CBR License" means the Authorization issued by the CBR, together with any prior Authorization from the Ministry for Economic Development and Trade of the Russian Federation as may be required, that constitutes necessary and sufficient authorization for the Seller to acquire and hold the Stock Consideration in accordance with all applicable Laws and subject to the terms and conditions of the Subscription Agreement, the Standstill Agreement, the Registration Rights Agreement and the New Shareholders Agreement.

         "Charter" means the charter of the Company registered by the Moscow Registration Chamber on March 30, 2000 and entered into the State Register of Commercial Organizations of the State Registration Chamber on April 10, 2000, as may be amended thereafter.

         "Closing" has the meaning set forth in Section 3.1(a).

         "Closing Date" has the meaning set forth in Section 3.1(a).

         "Company" has the meaning set forth in the Preamble to this Agreement.

         "Contracts" means all agreements, contracts, leases or liabilities listed in Exhibit A.

         "Co-Owner" means Sovinet, Inc., an indirectly wholly-owned Affiliate of GTI.

         "Cut Off Date" has the meaning set forth in Section 2.3.

         "Escrow Agent" means a duly authorized commercial bank in Russia as shall be agreed upon by the Parties.

         "Escrow Agreement" means an agreement to be entered into prior to the Closing Date by and among the Escrow Agent, each of the Buyers and the Seller, setting forth the terms and conditions on which the Escrow Agent will receive and release the Purchase Price to the Seller, or such other arrangement for this purpose as agreed to by the Parties.

         "Escrow Account" means the account opened by the Escrow Agent (or any other custodial arrangement or mechanism agreed to by the Parties), subject to the terms and conditions of the Escrow Agreement.

         "Escrow Release" has the meaning set forth in Section 4.3(a).

         "Escrow Release Date" has the meaning set forth in Section 4.3(b).

         "Execution Date" has the meaning set forth in the Preamble hereto.

         "Foundation Agreement" means the foundation agreement of the Company registered by the Moscow Registration Chamber on December 17, 1998 and entered into the State Register of Commercial Organizations of the State Registration Chamber on December 28, 1998, as may be amended thereafter.

         "Governmental Entity" means, in any applicable jurisdiction or international forum, any (a) federal, state, territorial, oblast, okrug, municipal, local or foreign government, (b) court, arbitral or other tribunal,
(c) governmental or quasi-governmental authority of any nature (including any political subdivision, instrumentality, branch, department, official or entity), and including but not limited to international organizations having jurisdiction over matters concerning intellectual property or (d) agency, commission, authority or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

         "GTI" has the meaning set forth in Recital D to this Agreement.

         "GTI Guarantee" means the guarantee to be issued by GTI on the Closing Date for the benefit of Seller relating to, among other things, the guarantee by GTI of the payment obligation of TeleRoss in respect of the TeleRoss Promissory Note, substantially in the form of Exhibit B.

         "GTI Stock" means duly authorized, validly issued, fully paid and nonassessable shares of common stock of GTI, par value US $0.01 per share.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the applicable rules and regulations promulgated thereunder.

         "Interest" has the meaning set forth in Recital A to this Agreement.

         "Interest Transfer Transaction" has the meaning set forth in Section
2.1.

         "Laws" means all laws, statutes, constitutions, treaties, rules, regulations, policies, standards, directives, ordinances, codes, judgments, rulings, orders, writs, decrees, stipulations, normative acts, instructions, information letters, injunctions and determinations of any Governmental Entity.

         "Lien" means any charge or claim, community property interest, condition, equitable interest, lien (statutory or otherwise), encumbrance, option, proxy, pledge, security interest, mortgage, right of first refusal, right of first offer, retention of title agreement, defect of title or restriction of any kind or nature, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

         "Material Adverse Effect" means any circumstance, condition, change, effect or development that, individually or in the aggregate, is, or is reasonably likely to be, materially adverse to the business, condition (financial or otherwise), operations, results of operations, assets or liabilities of the Company.

         "Notice on Conditions Precedent" has the meaning set forth in Section 3.1(b).

         "New Shareholders Agreement" means the Shareholders Agreement by and among GTI, certain current shareholders of GTI and Seller to be entered into on or before the Closing Date.

         "Person" means any individual, firm, partnership, joint venture, trust, corporation, limited liability entity, unincorporated organization, estate or other entity (including a Governmental Entity).

         "Purchase Price" has the meaning set forth in Section 2.2(a).

         "Registration Rights Agreement" means the Registration Rights Agreement by and between Seller and GTI to be entered into on or before the Closing Date, substantially in the form of Exhibit C.

         "SEC" means the United States Securities and Exchange Commission, or any successor thereto.

         "Seller" has the meaning set forth in the Preamble to this Agreement.

         "Seller's Affiliates" has the meaning set forth in Section 10.2.

         "SFMT" has the meaning set forth in the Preamble to this Agreement.

         "SFMT Interest" has the meaning set forth in Section 2.1.

         "Standstill Agreement" means the Standstill Agreement among the Seller, GTI, and certain current GTI shareholders to be entered into on or before the Closing Date.

         "Stock Certificate" has the meaning set forth in Section 2.2.(a)(iii).

         "Stock Consideration" has the meaning set forth in Section
2.2.(a)(iii).

         "Subscription Agreement" means the Subscription Agreement by and between Seller and GTI to be entered into on or before the Closing Date, substantially in the form of Exhibit D.

         "Taxes" means any present or future taxes, withholding obligations, duties and other charges of whatever nature levied by any Governmental Entity.

         "TeleRoss" has the meaning set forth in the Preamble to this Agreement.

         "TeleRoss Interest" has the meaning set forth in Section 2.1.

         "TeleRoss Promissory Note" has the meaning set forth in Section 2.2(a)(ii), substantially in the form of Exhibit E.

         "Transfer Notice" means the notice of transfer from Seller and each of the Buyers to the Company, which shall be countersigned by an authorized representative of the Company, to be delivered at the Closing, substantially in the form of Exhibit F.

                                   ARTICLE II

                        PURCHASE AND SALE OF THE INTEREST

         Section 2.1 Purchase and Sale of the Interest.


         Subject to all of the terms and conditions of this Agreement and in reliance on the covenants, representations and warranties contained herein, Seller shall sell, convey, transfer, assign and deliver to each of the Buyers, and each of the Buyers shall purchase and acquire from Seller, all of Seller's ownership rights and interest in and to the Interest, free and clear of all Liens (the "Interest Transfer Transaction"). The Interest shall be transferred by the Seller into the ownership of each of the Buyers as follows: (i) 25% (twenty-five percent) of the outstanding participatory interests in the Company shall be transferred to TeleRoss (the "TeleRoss Interest"), and (ii) 25% (twenty-five percent) of the outstanding participatory interests in the Company shall be transferred to SFMT (the "SFMT Interest") on the Closing Date, subject to adjustment as provided for in Section 2.2 (d) (if applicable).

         Section 2.2 The Purchase Price.

         (a) Purchase Price for the Interest. Subject to all of the terms and conditions of this Agreement, Seller shall, in reliance on the covenants, representations and warranties of each of the Buyers contained herein, sell, convey, transfer, assign and deliver to each of TeleRoss and SFMT their respective portions of the Interest as provided for in Section 2.1, and each of TeleRoss and SFMT shall, in reliance on the covenants, representations and warranties of Seller contained herein, purchase and acquire from Seller all of Seller's ownership rights and interest in and to the Interest for the following aggregate consideration:

                  (i) the Russian ruble equivalent of US $10,000,000 (ten million US dollars), calculated at the CBR US Dollar to Russian ruble exchange rate in effect on the Escrow Release Date (the "Cash Consideration") payable in accordance with the terms and conditions of
         Section 2.2(c);

                  (ii) a promissory note, guaranteed by GTI, to pay the amount of the Russian ruble equivalent of US $46,000,000 (forty-six million US dollars) calculated at the CBR US Dollar to Russian ruble exchange rate in effect on the date of its payment, issued by TeleRoss in favor of the Seller with a maturity date of ninety days after the date of deposit thereof with the Escrow Agent (the "TeleRoss Promissory Note"), and which shall be substantially in the form of Exhibit E; and

                  (iii) 15% of the issued and outstanding shares of GTI Stock as of the Closing Date (the "Stock Consideration") represented by a stock certificate issued in the name of the Seller with duly executed stock powers attached (the "Stock Certificate"), as subscribed by the Seller pursuant to, and subject to the terms and conditions of, the Subscription Agreement.

         The consideration set forth in paragraphs (i), (ii) and (iii) above shall be hereinafter collectively referred to as the "Purchase Price". The obligations of the Buyers in respect of payment of the Purchase Price shall be borne by each of the Buyers equally (subject to Section 2.2(d) below).

         (b) Adjustment of the Stock Consideration. If at any time after the Closing Date and on or before the Escrow Release Date, GTI issues to any Person any warrants, options or convertible securities or other rights to acquire shares of GTI Stock (the "Derivative Rights"), the Seller shall have the right, but not an obligation, to maintain its percentage ownership of GTI Stock received on the Closing Date by acquiring Derivative Rights from GTI, so as to ensure that assuming full exercise of all Derivative Rights available to any Person prior to the Escrow Release Date, the Seller shall maintain the percentage ownership of GTI Stock acquired on the Closing Date. The Parties acknowledge and agree that the Seller shall have the right to acquire any additional Derivative Rights pursuant to this Section 2.2(b) on the same terms and conditions (including price and payment terms), and subject to all restrictions, as those available to or imposed upon any Person acquiring such Derivative Rights. The Buyers undertake to cause GTI to notify the Seller of any Derivative Rights granted with respect to GTI Stock during the above period and offer to the Seller to acquire such additional Derivative Rights as may be necessary to maintain the percentage ownership of GTI Stock acquired by the Seller on the Closing Date. Within ten (10) days of such notification the Seller shall have the right to accept the offer to acquire such additional Derivative Rights on the terms stated therein, provided that no such Derivative Rights may be acquired or exercised by the Seller in the event the Seller fails to obtain any required Authorization (including, without limitation, the relevant Authorization from the CBR).

         (c) Payment of the Purchase Price. Subject to Section 4.1 and Article VIII, on the Closing Date, (i) TeleRoss and SFMT (or either of them) shall pay or cause to be paid the Cash Consideration initially in US Dollars into the Escrow Account, which amount shall then be payable to the Seller by the Escrow Agent in Rubles calculated at the CBR Dollar to Ruble exchange rate in effect on the Escrow Release Date subject to the terms of this Agreement and the Escrow Agreement, provided that each of the Buyers shall pay such amount of the Cash Consideration so as to ensure that the aggregate value of consideration paid or provided by each Buyer or caused to be paid or provided by each Buyer hereunder shall be equal, subject to the terms of Section 2.2(d) below; (ii) TeleRoss shall cause the TeleRoss Promissory Note to be issued and deposited into the Escrow Account; and (iii) SFMT shall cause the Stock Certificate to be deposited into the Escrow Account, together with a duly authorized and executed stock power, with guaranteed signatures, in proper form for transfer of the Stock Consideration to GTI. It is understood and agreed that the Purchase Price shall be deemed paid as provided in the final paragraph of Section 2.2.(a).

         (d) Adjustment. Notwithstanding anything in this Section 2.2 to the contrary, in the event that SFMT is unable, for any reason whatsoever, to pay or cause to be paid its respective portion of the Cash Consideration to the Escrow Account, the relative proportions of the Interest to be transferred to TeleRoss and SFMT as set forth in Section 2.1 shall be adjusted to correspond to the contribution to the Purchase Price to be made by each of the Buyers, provided that the aggregate Purchase Price shall remain unchanged, and provided further that Buyers will acquire title to the entire Interest (which is not subject to any adjustments whatsoever). If the Buyers shall elect to so adjust their respective proportions in the Interest, then Buyers shall notify Seller of such adjustment no later than five (5) days prior to the Closing Date.

         Section 2.3 Failure to Close the Transaction.

         Notwithstanding anything herein to the contrary, if the Closing Date shall not have occurred on or before the date that is six months after the Execution Date (the "Cut Off Date"), then, as of the Cut Off Date, unless the Parties agree otherwise, this Agreement shall terminate and be of no further force and effect and the Parties shall cease to have any obligations hereunder.

                                  ARTICLE III

                                     CLOSING

         Section 3.1 Closing Date.

         (a) The closing of the Interest Transfer Transaction (the "Closing") shall take place on the next Business Day following the delivery by either of the Buyers to Seller of the Notice on Conditions Precedent in accordance with
Section 3.1(b) or at such other date and time as the Parties may agree. The date and time at which the Closing actually occurs is referred to herein as the "Closing Date".

         (b) Within five (5) Business Days after the occurrence or performance to the Buyers' satisfaction (or waiver thereof in its sole discretion as applicable) of each of the conditions precedent set forth in Section 4.1 and each of the Conditions Precedent to Buyers' Obligations set forth in Article VIII, the Buyers or either of them shall deliver a written notice to the Seller that said conditions have occurred, been performed or been waived, as applicable (the "Notice on Conditions Precedent"). Neither of the Buyers shall unreasonably delay the issue of such Notice on Conditions Precedent. In respect of any conditions precedent for which the Seller is responsible, the Seller shall immediately provide the Buyers (or either of them) with a written notice upon satisfaction of such conditions precedent.

         (c) On the Closing Date, the following shall occur and shall be a condition for signing of the Transfer Notice by Seller:

                  (i) Seller and GTI shall enter into the Registration Rights Agreement, which will become effective upon release of the Stock Certificate by the Escrow Agent to the Seller as provided for herein and in the Escrow Agreement;

                  (ii) Seller, GTI and certain shareholders of GTI shall enter into the New Shareholders Agreement and the Standstill Agreement each of which will become effective upon release of the Stock Certificate by the Escrow Agent to the Seller as provided for herein and in the Escrow Agreement; and

                  (iii) Seller and GTI shall enter into the Subscription Agreement which will become effective as of the Closing Date.

         Section 3.2 Closing Deliveries.

         (a) On or before the Closing Date, Seller covenants and agrees to deliver to the Buyers (or either of them) the following:

                  (i) written notice from Seller that all conditions precedent for which Seller is responsible have been satisfied;

                  (ii) a notarized copy of the CBR License;

                  (iii) a copy of the duly executed Transfer Notice from Seller and each of the Buyers to the Company, stating that, in accordance with the terms and conditions of this Agreement, Seller has transferred full ownership rights to the Interest to TeleRoss and to SFMT, and TeleRoss and SFMT have accepted such ownership rights, which Transfer Notice shall have been countersigned by an authorized representative of the Company; provided, however, that the Transfer Notice shall be executed by the Seller only after the occurrence of the actions set out in
         Section 3.1(c);

                  (iv) an original of the Amendments stamped with the Company's seal, as well as originals of any other documents that are necessary in accordance with the Laws of the Russian Federation to transfer to TeleRoss and SFMT, respectively, all ownership rights in and to the Interest and to register the Amendments with all relevant Governmental Entities, including, without limitation, minutes of the general meeting of participants of the Company approving the Amendments, all dated (or sealed) not more than five (5) Business Days prior to the Closing Date;

                  (v) an original or notarized copy of the resolution adopted by Seller, its board of directors and/or other governing body, as appropriate, evidencing the due authorization of Seller to enter into and perform all of its obligations under this Agreement, including, but not limited to, taking such actions as are required of it on the Closing Date, and the execution, delivery and performance of all other agreements, instruments or other documents contemplated hereby;

                  (vi) an irrevocable proxy in favor of SFMT permitting SFMT to vote the Stock Consideration in its sole discretion, to the extent possible under applicable Laws, and until such time as the Amendments have been registered in accordance with, and subject to the terms and conditions of, Section 4.2 and the Escrow Release has occurred, to be substantially in the form of Exhibit G;

                  (vii) a stock power for the Stock Consideration in favor of GTI as provided for in Section 2.2(c);

                  (viii) all other instruments, agreements, certificates, opinions and documents required to be delivered by Seller or the Company on or prior to the Closing Date pursuant to this Agreement; and

                  (ix) an opinion of counsel to Seller, reasonably satisfactory to the Buyers.

         (b) On or before the Closing Date, and subject to occurrence or performance of each of the conditions precedent set forth in Section 4.1 and each of the Conditions Precedent to Buyers' Obligations set forth in Article VIII, each of the Buyers, or either of them as required, covenants and agrees to deliver to the Seller the following:

                  (i) the Notice on Conditions Precedent;

                  (ii) instructions for deposit of the Cash Consideration into the Escrow Account (as provided in Section 2.2(c)) in the form of a facsimile payment instruction issued to the bank responsible for transfer of the Cash Consideration, with an acknowledgement from such bank and confirmation from the Escrow Agent;

                  (iii) a letter from a reputable bank selected by TeleRoss to the effect that such bank has agreed to assist TeleRoss in meeting its payment obligations under this Agreement;

                  (iv) an acknowledgment of receipt of the TeleRoss Promissory Note and the GTI Guarantee, issued by the Escrow Agent, pursuant to the terms and conditions of the Escrow Agreement;

                  (v) an acknowledgment of receipt by the Escrow Agent of the Stock Certificate and the stock power in favor of GTI (as provided in Section 2.2(c));

                  (vi) an acknowledgment of receipt issued by the Escrow Agent of a notice of transfer, undated and signed by each of the Buyers, in substantially the form attached hereto as Exhibit H;

                  (vii) original or notarized copies of the resolutions adopted by each Buyer, its board of directors and/or other governing body, as appropriate, evidencing the due authorization of each Buyer to enter into and perform its obligations under this Agreement;

                  (viii) all other instruments, agreements, certificates, opinions and documents required to be delivered by either Buyer on or prior to the Closing Date pursuant to this Agreement; and

                  (ix) an opinion of counsel to each of the Buyers reasonably satisfactory to the Seller.

         Section 3.3 Transfer Taxes.

         All applicable sales, withholding, and transfer Taxes (including any stock transfer Taxes due as a result of the purchase and sale of the Interest and Taxes, if any, imposed upon the transfer of real and personal property) and filing, recording, registration, stamp, documentary and other Taxes and fees payable in connection with any of the transactions contemplated hereby will be the responsibility of, and be paid by, the appropriate Party in accordance with applicable Law. All payments to be made by either of the Buyers in connection with this Agreement are inclusive of any value added or similar Taxes, which may be imposed from time to time.

                                   ARTICLE IV

                               CERTAIN CONDITIONS

         Section 4.1 Conditions Precedent to the Closing.

         (a) The performance or occurrence of the following conditions to the satisfaction of each of the Buyers (or waiver thereof as applicable), shall be conditions precedent to the Closing as provided in Section 3.1 above:

                  (i) As promptly as practicable, but in no event later than twenty-one (21) calendar days following the Execution Date, the Buyers shall have conducted legal, financial and other due diligence on the Company without impediment and with the full cooperation of Seller and the Company, and the results thereof shall have been found to be in all material respects satisfactory to the Buyers acting reasonably;

                  (ii) The board of directors or shareholders of SFMT as may be required by applicable Law and SFMT's constitutive documents shall have approved the purchase by SFMT of the SFMT Interest and the execution, delivery and performance of this Agreement, and the execution, delivery and performance of all other agreements, instruments or other documents contemplated hereby, including the Escrow Agreement (as appropriate);

                  (iii) The board of directors or shareholders of GTI as may be required by applicable Law and GTI's constitutive documents shall have approved the execution, delivery and performance of this Agreement, the transfer of the Stock Consideration and the execution, delivery and performance of all other agreements, instruments or other documents contemplated hereby, including the GTI Guarantee, the Subscription Agreement, the Registration Rights Agreement, the New Shareholders Agreement and the Standstill Agreement (as appropriate) and, if necessary, all transactions of SFMT and TeleRoss as GTI's Affiliates contemplated hereunder;

                  (iv) The board of directors or participants of TeleRoss as may be required by applicable Law and TeleRoss' constitutive documents shall have approved the purchase by TeleRoss of the TeleRoss Interest and the execution, delivery and performance of this Agreement, and the execution, delivery and performance of all other agreements, instruments or documents contemplated hereby, including the Escrow Agreement (as appropriate);

                  (v) The board of directors and/or other governing body of Seller as may be required by applicable Law and the Seller's constitutive documents shall have approved the sale of the Interest and the execution, delivery and performance of this Agreement and the transactions contemplated hereby, and the execution, delivery and performance of all other agreements, instruments or other documents contemplated hereby, including the Escrow Agreement, the Subscription Agreement, the Registration Rights Agreement, the New Shareholders Agreement and the Standstill Agreement (as appropriate), and receipt of the Cash Consideration, the TeleRoss Promissory Note, and the Stock Consideration, all subject to the terms and conditions of this Agreement, the Subscription Agreement, the New Shareholders Agreement, the Standstill Agreement, the Registration Rights Agreement and any other agreements, instruments or documents which may be required in connection herewith or therewith;

                  (vi) Seller shall have obtained the CBR License permitting Seller to receive and hold the Stock Consideration as envisaged by this Agreement;

                  (vii) The Amendments and all other necessary or appropriate documents shall have been duly approved by the general meeting of participants of the Company in accordance with applicable Law and the Charter; provided, that the Buyers (or either of them) shall use their reasonable best efforts to cause the Co-Owner (A) to provide to the Seller assistance with respect to the convocation and holding of such general meeting of participants of the Company and (B) to vote in favor of the issues on the agenda of such general meeting of participants of the Company as may be necessary to carry out the transactions contemplated hereby;

                  (viii) As promptly as practicable, but in no event later than fourteen (14) calendar days following the Execution Date, the Seller shall have given written notice to the Co-Owner, and the Company itself, of its intention to sell the Interest to TeleRoss and SFMT;

                  (ix) TeleRoss and SFMT each shall have received the appropriate Authorization from the Antimonopoly Ministry allowing them to acquire their respective Interests;

                  (x) Any waiting period applicable to the transfer of the Stock Consideration under the HSR Act shall have expired;

                  (xi) Seller and GTI shall have entered into the Subscription Agreement and the Registration Rights Agreement;

                  (xii) Seller, GTI and certain shareholders of GTI shall have entered into the Standstill Agreement;

                  (xiii) Seller, GTI and certain shareholders of GTI shall have entered into the New Shareholders Agreement; and

                  (xiv) GTI shall have issued the GTI Guarantee.

         (b) The performance or occurrence of the following conditions to the satisfaction of the Seller (or waiver thereof as applicable), shall be conditions precedent to the Closing as provided in Section 3.1 above:

                  (i) As promptly as practicable, but in no event later than 5 Business Days following the delivery of notice specified in Section 4.1.(a)(viii), the Buyers (or either of them) shall provide to the Seller, or shall ensure that the Seller is provided with, duly executed waivers from GTI's Affiliate holding the other 50% (fifty percent) of the issued, outstanding and authorized charter capital of the Company, and the Company itself, of their respective pre-emptive rights to purchase the Interest (such waivers shall be in form and substance reasonably satisfactory to the Seller);

                  (ii) The board of directors and/or other governing body of each of the Buyers (as appropriate) shall have approved the purchase of the Interest and the execution, delivery and performance of this Agreement and the transactions contemplated hereby, and the execution, delivery and performance of all other agreements, instruments or other documents contemplated hereby, and payment or issue of the Cash Consideration and the TeleRoss Promissory Note, all subject to the terms and conditions of this Agreement, the Escrow Agreement, the Subscription Agreement, the New Shareholders Agreement, the Standstill Agreement and the Registration Rights Agreement (as appropriate) and any other agreements, instruments or documents which may be required in connection therewith;

                  (iii) The board of directors or shareholders of GTI as may be required by applicable Law and GTI's constitutive documents shall have approved the execution, delivery and performance of this Agreement, the transfer of the Stock Consideration and the execution, delivery and performance of all other agreements, instruments or other documents contemplated hereby, including the GTI Guarantee, the Subscription Agreement, the Registration Rights Agreement, the New Shareholders Agreement and the Standstill Agreement (as appropriate) and, if necessary, all transactions of SFMT and TeleRoss as GTI's Affiliates contemplated hereunder; and (iv) As promptly as practicable, but in no event later than twenty-one (21) calendar days following the Execution Date, Seller shall have conducted legal, financial and other due diligence of GTI without impediment and with the full cooperation of each of the Buyers, and the results thereof shall have been found to be in all material respects satisfactory to Seller acting reasonably.

         Section 4.2 Registration of the Amendments

         (a) No later than five (5) days following Closing Date, the Seller and each of the Buyers shall cause the Company to file the Amendments and all other required documents necessary in connection with the registration of the Amendments with all relevant Governmental Entities, which registration shall be completed to the satisfaction of the Buyers no later than 60 (sixty) days after the Closing Date.

         (b) In the event that the registration of the Amendments is not performed or does not occur as provided above, the Buyers shall promptly notify Seller of such non-performance or non-occurrence and, within 30 (thirty) calendar days of receipt of such notification, Seller shall cause the performance or occurrence of the registration of the Amendments as provided for in Section 4.2(a). In the event that Seller is unwilling or unable to cause such performance or occurrence of these conditions within 30 (thirty) calendar days after receipt of such notice, the Buyers may pursue any remedy available to the Buyers, including the right to terminate this Agreement unilaterally. In such event, either Buyer shall have the right to present a notice to the Escrow Agent (with a copy to the Seller) in response to which the Cash Consideration (in the form as initially deposited with the Escrow Agent), the TeleRoss Promissory Note, the GTI Guarantee and the Stock Consideration (together with the stock power in favor of GTI as provided for in Section 2.2.(c)) shall be unconditionally released from the Escrow Account in favor of the Buyers in accordance with the terms of the Escrow Agreement and the title to the Interest shall be unconditionally transferred to Seller (and the Buyers shall execute such documents as may be required to ensure that title to the Interest is so transferred to Seller).

         Section 4.3 Release of Escrow in Favor of Seller.

         (a) After the Closing and subject to the terms and conditions of the Escrow Agreement, the Purchase Price shall be released to the Seller upon satisfaction of each of the following conditions (the "Escrow Release"):

                  (i) the Buyers shall have presented to the Escrow Agent an original copy of the Amendments as duly registered with all relevant Governmental Entities in accordance with applicable Laws, including, without limitation, the Moscow Registration Chamber and the State Registration Chamber under the Ministry of Justice of the Russian Federation, and in all respects, (1) TeleRoss shall be deemed, under applicable Law, to be the exclusive owner of the TeleRoss Interest, free and clear of any Liens, and (2) SFMT shall be deemed, under applicable Law, to be the exclusive owner of the SFMT Interest, free and clear of any Liens; and

                  (ii) the Seller shall have presented a certificate signed by the General Director of the Seller and dated as of the Escrow Release Date, to the effect that the CBR License has not been revoked, cancelled or annulled and shall be in full force and effect.

         (b) In accordance with the terms of the Escrow Agreement, the Purchase Price shall be released by the Escrow Agent in its entirety on the next Business Day immediately following the first day on which each of the conditions set forth in Section 4.3(a) shall have been fulfilled to the satisfaction of the Buyers (the "Escrow Release Date").

         (c) As of the Escrow Release Date, the Registration Rights Agreement, the Standstill Agreement and the New Shareholders Agreement shall become effective, subject to satisfactory fulfillment of all other conditions to their respective effectiveness as provided for therein.

         Section 4.4 No Liens.

         (a) Notwithstanding anything to the contrary herein, on the Closing Date, the Buyers shall obtain the Interest free and clear of any Liens, including, for the avoidance of doubt, any Liens arising by operation of law or otherwise, in favor of any Person, including the Seller.

         (b) Notwithstanding anything to the contrary herein, on the Closing Date, the Seller shall obtain the Stock Consideration free and clear of any Liens, other than any Lien arising under this Agreement or any other agreement to be executed in connection herewith or in connection with the transactions contemplated hereby, including, for the avoidance of doubt, any Liens arising by operation of law or otherwise, in favor of any Person, including either of the Buyers or GTI.

         Section 4.5 Transfer of the Purchase Price.

         The Purchase Price shall be transferred to the Seller on the Escrow Release Date. Seller agrees and covenants that until the Escrow Release Date or the Cut Off Date, whichever shall occur earlier, it shall not assign, sell, transfer or permit to exist any Lien with respect to either of the TeleRoss Promissory Note or the Stock Consideration, other than in favor of SFMT or its Affiliates. Each of the Buyers agrees and covenants that until the Escrow Release Date or the Cut Off Date, whichever shall occur earlier, it shall not assign, sell or transfer in any manner whatsoever, whether in whole or in part, or permit to exist any Lien with respect to the Interest, or any portion thereof, or allow the Interest to be diluted, whether by virtue of a charter capital increase of the Company or exercise of any rights of any Persons or otherwise, or dispose in any manner whatsoever of any assets or properties of the Company without the prior written consent of the Seller, the disposal of which would result in a Material Adverse Effect.

                                   ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller hereby represents and warrants to each of the Buyers as of the date hereof, the Closing Date, and the Escrow Release Date (unless otherwise indicated), as follows:

         Section 5.1 Organization and Authority.

         Seller is an open joint stock company duly organized and validly existing under the Laws of the Russian Federation, with full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

         Section 5.2 Due Authorization; Binding Obligation.

         The execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Seller. This Agreement has been duly and validly executed and delivered by Seller. This Agreement constitutes the valid and binding obligations of Seller, enforceable in accordance with its terms, subject to the qualification, however, that the enforcement of the rights and remedies created hereby is subject to bankruptcy and other similar laws of general application relating to or affecting the rights and remedies of creditors and that the availability of the remedy of specific enforcement or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought. For the avoidance of doubt, the Parties acknowledge that the Closing hereunder is subject to the satisfaction of certain conditions precedent as provided herein.

         Section 5.3 Non-Contravention.

         The execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated hereby do not and will not, with or without the giving of notice or the lapse of time, or both, violate, conflict with, result in the breach of or constitute a default under, or give rise to any right of termination, cancellation or acceleration of any Authorization and Contract or obligation of Seller to any Person or result in the creation of any Lien upon any property or assets of the Seller under any of the terms, conditions or provisions of (1) the charter documents or by-laws or other constitutive documents of Seller, or (2) any covenant or agreement to which Seller, or any Contract to which the Seller, is a party or by which the Seller's property or assets are bound, or (3) any Law in respect of which Seller is subject, other than, in the case of clauses (2) and (3) above, any such items that, individually or in the aggregate, would not result in a Material Adverse Effect or adversely affect the ability of the Seller to consummate the transactions contemplated hereby.

         Section 5.4 Regulatory Approvals.

         Except for the CBR License and satisfaction of any requirements under the HSR Act, the Seller is not required to obtain any Authorization, in connection with the execution, delivery and performance of this Agreement by Seller, or the consummation of the transactions contemplated hereby.

         Section 5.5 Title to the Interest.

         As of the Execution Date and up through the Closing Date, Seller is the legal, beneficial and record owner of the Interest and such ownership is free and clear of any Liens. The Interest constitutes 50% (fifty percent) of the participatory interests (ownership) of the Company. On the Closing Date, Seller will convey to the Buyers sole and exclusive ownership of the Interest, free and clear of any Liens.

         Section 5.6 Organization of the Company.

         As of the Execution Date and up through the Closing Date, the Company is a limited liability company duly organized, validly existing and in good standing under the laws of the Russian Federation, with full power and authority to carry on its business as currently conducted by it and to own, lease and operate the Business Property.

         Section 5.7 Legal Proceedings.

         (a) To the best knowledge of the Seller, there are no Actions material to the business or condition of the Company pending or threatened against, relating to or affecting the Company or any of its assets and properties which
(i) could reasonably be
expected to result in the issuance of an order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or otherwise result in a material diminution of the benefits contemplated by this Agreement to the Buyers, or (ii) if determined adversely to the Company, could reasonably be expected to result in (x) any injunction or other equitable relief against the Company that would interfere in any material respect with its business or operations or (y) losses by the Company, individually or in the aggregate with losses in respect of other such actions or proceedings, exceeding $100,000 or its equivalent in any other currency; and

         (b) there are no facts or circumstances known to Seller that could reasonably be expected to give rise to any action or proceeding that would be required to be disclosed pursuant to paragraph (a) above.

         Section 5.8 Contracts.

         All Contracts are in full force and effect and are legally binding and enforceable by and against the parties thereto.

                                   ARTICLE VI

                    REPRESENTATIONS AND WARRANTIES OF BUYERS

         Each of the Buyers hereby represents and warrants to the Seller as to itself as of the date hereof, the Closing Date and the Escrow Release Date, as follows:

         Section 6.1 Organization and Authority.

         (a) SFMT is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, with full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

         (b) TeleRoss is a limited liability company duly organized and validly existing under the Laws of the Russian Federation, with full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

         (c) Both SFMT and TeleRoss shall remain Affiliates of GTI until the Escrow Release Date or the Cut Off Date (whichever shall occur earlier) inclusive.

         Section 6.2 Due Authorization; Binding Obligation.

         The execution, delivery and performance by each of the Buyers of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each Buyer. This Agreement has been duly and validly executed and delivered by each Buyer. This Agreement constitutes the valid and binding obligations of each Buyer, enforceable in accordance with its terms, subject to the qualification, however, that the enforcement of the rights and remedies created hereby is subject to bankruptcy and other similar laws of general application relating to or affecting the rights and remedies of creditors and that the availability of the remedy of specific enforcement or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought. For the avoidance of doubt, the Parties acknowledge that the Closing hereunder is subject to the satisfaction of certain conditions precedent as provided herein.

         Section 6.3 Non-Contravention.

         The execution, delivery and performance of this Agreement by each Buyer and the consummation of the transactions contemplated hereby do not and will not, with or without the giving of notice or the lapse of time, or both, violate, conflict with, result in the breach of or constitute a default under, or give rise to any right of termination, cancellation or acceleration of Authorization or obligation of either Buyer to any Person, or result in the creation of any Lien upon the property or assets of either Buyer under, any of the terms, conditions or provisions of (1) the charter documents, certificate of incorporation or by-laws or other constitutive documents of either Buyer, or (2) any covenant or agreement to which either Buyer is a party or by which the property or the assets of each Buyer are bound, or (3) any Law in respect of which either Buyer is subject, other than, in the case of clauses (2) and (3) above, any such items that, individually or in the aggregate, would not have a Material Adverse Effect or adversely affect the ability of either Buyer to consummate the transactions contemplated hereby.

         Section 6.4 Regulatory Approvals.


         Subject to each Buyer obtaining such Authorization as may be required from the Antimonopoly Ministry to acquire the Interest and satisfaction of any requirements under the HSR Act, as applicable, neither Buyer is required to file, seek or obtain any Authorization, in connection with the execution, delivery and performance of this Agreement by either Buyer, or the consummation of the transactions contemplated hereby.

         Section 6.5 GTI Stock

         The shares of GTI Stock to be issued to Seller pursuant to this Agreement as the Stock Consideration will be duly authorized, validly issued and non-assessable.

                                  ARTICLE VII

                        FURTHER AGREEMENTS AND ASSURANCES

         Section 7.1 Government Filings and Approvals.

         (a) Each of Seller, TeleRoss and SFMT agrees to use its best efforts to comply promptly with all requests or requirements which applicable Law or any Governmental Entity may impose on them with respect to the transactions which are the subject of this Agreement. The best efforts of Seller, TeleRoss and SFMT shall include, but shall not be limited to, a good faith response, in cooperation with one another, to all requests for information, documentary or otherwise, by any Governmental Entity; provided, however, that neither of the Buyers nor any of their Affiliates shall be required to divest any operations, assets or business.

         (b) In addition to the obligations under subsection (a) immediately above, as promptly as practicable, but in no event later than 21 days following the Execution Date, Seller shall, and SFMT shall cause GTI to, complete the filings required pursuant to the HSR Act (if applicable). Seller and SFMT shall diligently undertake, and fully cooperate with each other and GTI in the taking of, all actions and provide any and all additional information required or reasonably requested in order to comply with the requirements of the HSR Act. Seller shall pay any fee related to the filings required under the HSR Act. Seller and SFMT shall use their respective best efforts to ensure that any applicable waiting periods under the HSR Act expire as promptly as practicable and that any objections to the transfer of the Stock Consideration hereunder are promptly withdrawn. Nothing under this Section 7.1(b) shall obligate any Party to sell or otherwise dispose of any assets pursuant to any requirement imposed as a condition to clearance of the transfer of the Stock Consideration by any Governmental Entity.

         (c) In addition to the obligations under subsection (a) immediately above, as promptly as practicable, but in no event later than 30 days following the Execution Date, Seller shall complete the filings required in order to obtain the CBR License.

         (d) As promptly as practicable, but in no event later than 30 days following the Execution Date, the Buyers (or either of them) shall cause GTI to deliver to the Seller true and complete copies of the financial statements of GTI for the last three years of its activity.

         Section 7.2 Cooperation in Defense of Action.

         In the event that on or before the Escrow Release Date either of the Buyers or the Seller shall become aware that the Company is threatened by, subject to or is liable to be subject to an Action, the Buyers and Seller agree to promptly notify each other to such effect and to cooperate fully and in good faith in defending against or bringing a counterclaim in respect of such Action. The Parties further agree to take (and to cause the Company to take, as required) all necessary steps, including without limitation executing any required legal instruments, in furtherance of defending the Company or bringing a counterclaim in respect of such Action.

         Section 7.3 Confidentiality.

         (a) Seller shall, and shall cause each of its Affiliates and each of the representatives of Seller and its Affiliates to (i) maintain in confidence any and all information concerning this Agreement, the transactions contemplated hereby and the Company and each of TeleRoss and SFMT and (ii) refrain from using any and all such information for their own benefit or in competition with or otherwise to the detriment of TeleRoss, SFMT or their Affiliates, or the Company. It is understood that Seller shall have no liability hereunder for disclosure or use of any such information which (1) is in or, through no fault of Seller, its Affiliates, the representatives of Seller or its Affiliates, comes into the public domain, or (2) was acquired by Seller from other sources after the Closing Date, provided such sources are not, to Seller's knowledge, bound by any confidentiality agreement with TeleRoss, SFMT, any Affiliate of TeleRoss or SFMT or the Company or (3) which Seller is legally required to disclose pursuant to a request of, or obligation to, any Governmental Entity or in accordance with any applicable Law, SEC or NASDAQ regulation or as otherwise advised by legal counsel.

         (b) Each of TeleRoss and SFMT shall, and shall cause each of their Affiliates and each of the representatives of each of TeleRoss and SFMT and their Affiliates to (i) maintain in confidence any and all information concerning this Agreement, the transactions contemplated hereby and Seller and
(ii) refrain from using any and all such information for their own benefit or in competition with or otherwise to the detriment of the Seller. It is understood that each of TeleRoss and SFMT shall have no liability hereunder for disclosure or use of any such information which (1) is in or, through no fault of TeleRoss or SFMT, either of their Affiliates, the representatives of TeleRoss or SFMT or their Affiliates, comes into the public domain, or (2) was acquired by TeleRoss or SFMT from other sources after the Closing Date, provided such sources are not, to TeleRoss or SFMT's knowledge, bound by any confidentiality agreement with Seller, any Affiliate of Seller or the Company or (3) which TeleRoss or SFMT is legally required to disclose pursuant to a request of, or obligation to, any Governmental Entity or in accordance with any applicable Law, SEC or NASDAQ regulation or as otherwise advised by legal counsel.

         Section 7.4 Best Efforts; Execution of Additional Documents.

         (a) Subject to the terms and conditions of this Agreement, each Party shall use its reasonable best efforts to cause the Closing and the Escrow Release, to occur.

         (b) Without further consideration, within a reasonable period of time after the Closing, as and when requested by any Party, each Party shall execute and deliver, or cause to be executed and delivered, to the other Party or Parties all such documents and instruments, and shall take, or cause to be taken, all such other actions, as the first Party may reasonably deem necessary or desirable to evidence the consummation of the transactions contemplated by this Agreement and carry out any post-closing matters provided for hereunder.

         Section 7.5 Foreign Corrupt Practices Act.

         (a) The Parties represent and acknowledge that certain applicable Laws of both the Russian Federation and of the United States of America shall apply to the transactions contemplated by this Agreement. The Parties represent that each is familiar with the United States Foreign Corrupt Practices Act of 1977, as amended (the "Act"), and, in particular, with the provisions of the Act which prohibit the payment or giving anything of value either directly or indirectly by a representative of a company formed in a jurisdiction of the United States of America to an official of a foreign government (including political party officials and candidates for public office) for the purpose of influencing an act or decision in his or her official capacity, or inducing him or her to use his or her influence with the foreign government or any Governmental Entity thereof, to assist a company in obtaining or retaining business for or with, or directing business, to any Person.

         (b) Seller represents and warrants that no part of the consideration to be provided hereunder will be accepted or used by Seller, nor will the Seller, take any action that would constitute a violation of the Act.

         (c) Each Buyer represents and warrants that such Buyer will not take any action that would constitute a violation of the Act.

         (d) If either Buyer determines that the Seller has taken any action, or has requested or authorized any action, that could constitute a violation of the Act, then such Buyer shall have all remedies available to it at law or in equity against the Seller for breach thereof.

         (e) If the Seller determines that either Buyer has taken any action, or has requested or authorized any action, that could constitute a violation of the Act, then the Seller shall have all remedies available to it at law or in equity against the Buyers for breach thereof.

         (f) All payments to Seller shall be solely by bank transfer, delivery of a promissory note or transfer of securities pursuant to the Subscription Agreement; no payment shall be in cash and no payment shall be made to any Person other than Seller.

                                  ARTICLE VIII

                        CONDITIONS TO BUYERS' OBLIGATIONS

         In addition to the matters addressed in Article IV of this Agreement, the obligations of the Buyers to proceed with the Closing, are subject to the satisfaction, or waiver in writing by either of TeleRoss or SFMT on or prior to the Closing Date, respectively, of the following conditions:

         Section 8.1 Accuracy of Representations and Warranties.

         The representations and warranties of Seller made in this Agreement shall be true and correct in all material respects (and those qualified as to materiality shall be true and correct in all respects) as of the Execution Date and the Closing Date as though made as of such dates (unless specific dates are otherwise indicated in the text of such representations and warranties) and Seller shall have delivered to the relevant Buyer a certificate to that effect, dated as of such dates, and signed by the duly elected and authorized general director of Seller.

         Section 8.2 Performance of Covenants.

         Each and all of the covenants and agreements of Seller to be performed or complied with prior to the Closing Date respectively shall have been duly performed or complied with by Seller in all respects, and Seller shall have delivered to the relevant Buyer a certificate to that effect, dated as of such date, and signed by the duly elected and authorized general director of Seller.

         Section 8.3 Government Approvals.

         Any and all Authorizations or other administrative authority required from any Governmental Entity to proceed with the transactions contemplated hereby shall have been obtained by each of TeleRoss, SFMT, Seller or the Company.

         Section 8.4 No Legal Proceedings.

         No injunction shall be in effect prohibiting or restraining the transactions contemplated by this Agreement and no Action shall have been commenced or threatened by any Governmental Entity to restrain or challenge the transactions contemplated by this Agreement or seeking to obtain material damages from either or both of the Buyers or their Affiliates or the Company if such transactions are consummated.

         Section 8.5 Contracts.

         There shall be no threatened, pending or ongoing Action in respect of any Contract. None of Seller, the Buyers or any of their Affiliates shall be aware of any breach, default or other failure to abide by the terms of any Contract.

                                   ARTICLE IX

                       CONDITIONS TO SELLER'S OBLIGATIONS


         In addition to the matters addressed in Article IV of this Agreement, the obligations of the Seller to proceed with the Closing, are subject to the satisfaction, or waiver in writing by Seller on or prior to the Closing Date of the following conditions:

         Section 9.1 Accuracy of Representations and Warranties.

         The representations and warranties made by each of the Buyers in this Agreement shall be true and correct in all material respects (and those qualified as to materiality shall be true and correct in all respects) as of the Execution Date and the Closing Date as though made as of such dates, and each of the Buyers shall have delivered to Seller a certificate to that effect, dated on such dates, and signed by a duly elected and authorized official of each of the Buyers.

         Section 9.2 Performance of Covenants.

         Each and all of the covenants and agreements of each of the Buyers to be performed or complied with prior to the Closing Date respectively shall have been duly performed or complied with by each of the Buyers in all material respects, and each of the Buyers shall have delivered to Seller a certificate to that effect, dated as of such date, and signed by a duly elected and authorized official of each of the Buyers.

         Section 9.3 Government Approvals.

         Any and all Authorizations or other administrative authority required from any Governmental Entity to proceed with the transactions contemplated hereby shall have been obtained by each of TeleRoss, SFMT, Seller or the Company.

         Section 9.4 No Legal Proceedings.

         No injunction shall be in effect prohibiting or restraining the transactions contemplated by this Agreement and no Action shall have been commenced or threatened by any Governmental Entity to restrain or challenge the transactions contemplated by this Agreement or seeking to obtain material damages from either of the Buyers or their Affiliates or the Company if such transactions are consummated.

                                   ARTICLE X

                                 INDEMNIFICATION

         Section 10.1 Indemnification by Seller.

         Seller will indemnify, defend, save and hold each of the Buyers and any of their Affiliates (including the Company) and any of its and their respective directors, officers, employees or agents ("Buyers' Affiliates") harmless from and against any and all damage, liability, loss, penalty, expense, assessment, judgment or deficiency of any nature whatsoever (including, without limitation, reasonable attorneys' fees and expenses, consultants' and investigators' fees and expenses and other costs and expenses incident to any suit, action or proceeding) actually incurred or sustained by either Buyer or any of Buyers' Affiliates which shall arise out of or result from (a) any breach of any representation and warranty given or made by Seller in Article V herein or in any certificate delivered with respect thereto, or (b) the noncompliance with or nonperformance of any agreement, obligation or covenant of Seller under this Agreement, provided that such breach, noncompliance or nonperformance resulted in liabilities or losses for the Buyers or Buyers' Affiliates or the Company, as appropriate, in an aggregate amount equal to or exceeding US $250,000 (or the equivalent thereof in any other currency).

         Section 10.2 Indemnification by Buyers.

         Each of the Buyers will indemnify, defend, save and hold Seller and any of its Affiliates and any of its or their respective directors, officers, employees or agents ("Seller's Affiliates") harmless from and against any and all damage, liability, loss, penalty, expense, assessment, judgment or deficiency of any nature whatsoever (including, without limitation, reasonable attorneys' fees and expenses, consultants' and investigators' fees and expenses and other costs and expenses incident to any suit, action or proceeding) actually incurred or sustained by Seller or any of Seller's Affiliates which shall arise out of or result from (a) any breach of any representation and warranty given or made by either Buyer in Article VI herein or in any certificate delivered with respect thereto, or (b) the noncompliance with or nonperformance of any agreement, obligation or covenant of Buyer under this Agreement, provided that such breach, noncompliance or nonperformance resulted in liabilities or losses for the Seller or Seller's Affiliates, as appropriate, in an aggregate amount equal to or exceeding US $250,000 (or the equivalent thereof in any other currency).

         Section 10.3 Third-Party Claims.

         Reasonably promptly after service of notice of any claim or of process by any third person in any matter in respect of which indemnity may be sought from the other party pursuant to this Agreement, the party in receipt of the claim (the "Indemnified Party") shall notify the other party (the "Indemnifying Party") of the receipt thereof. Failure to give such notice reasonably promptly shall not relieve the Indemnifying Party of its obligation hereunder; provided, however, that if such failure to give notice reasonably promptly adversely affects the ability of the Indemnifying Party to defend such claims or materially increases the amount of indemnification which the Indemnifying Party is obligated to pay hereunder, the amount of indemnification to which the Indemnified Party will be entitled to receive shall be reduced to an amount which the Indemnified Party would have been entitled to receive had such notice been timely given. Unless the Indemnifying Party shall notify the Indemnified Party that it elects to assume the defense of any such claim or process or settlement thereof (such notice to be given as promptly as reasonably possible in view of the necessity to arrange for such defense (and in no event later than 10 days following the aforesaid notice) and to be accompanied by an acknowledgment of the Indemnifying Party's obligation to indemnify the Indemnified Party in respect of such matter), the Indemnified Party shall assume the defense of any such claim or process or settlement thereof. Such defense shall be conducted expeditiously (but with due regard for obtaining the most favorable outcome reasonably likely under the circumstances, taking into account costs and expenditures) and the Indemnifying Party or Indemnified Party, as the case may be, shall be advised promptly of all developments. If the Indemnifying Party assumes the defense, the

Indemnified Party will have the right to participate fully in any such action or proceeding and to retain its own counsel, but the fees and expenses of such counsel will be at its own expense unless (i) the Indemnifying Party shall have agreed to the retention of such counsel for both the Indemnifying and Indemnified Parties or (ii) the named parties to any such suit, action or proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No settlement of a claim by either party shall be made without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defense of any such action or proceeding (and shall be liable for the fees and expenses of counsel incurred by the Indemnified Party in defending such matter) to the extent that the action or proceeding seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnified Party subject to the same requirements referred to above for the Indemnifying Party when it is entitled to assume such defense and the Indemnified Party shall have the right to settle such matter without the prior written consent of the Indemnifying Party unless such settlement involves the payment of money, in which event the required prior written consent shall not be unreasonably withheld or delayed.

                                   ARTICLE XI

                                  CHANGE IN LAW

         Section 11.1 Change in Law Preventing Performance.

         Notwithstanding anything in this Agreement to the contrary, if any Party is prevented from performing in full its obligations under this Agreement as a result of a change in any applicable Law unforeseeable at the date of this Agreement or on the Closing Date, then the affected Party shall notify the other Party hereto of such change in Law within 14 days thereof. The notification referencing the relevant change in Law must include the full name and official details of the corresponding legal act of the appropriate Governmental Entity, as well as the source of official publication of this act (to the extent such act is published). If such change in Law prevents the performance in full of the notifying Party's obligations for more than three (3) months, provided, that such Party has duly notified the other Party hereto in accordance with this
Section 11.1, then either Party shall have the right to terminate this Agreement by giving fifteen (15) days' written notice to the other Party.

                                  ARTICLE XII

                        TERMINATION PRIOR TO CLOSING DATE

         Section 12.1 Noncompliance or Nonperformance Prior to Closing Date.

         In addition to Buyers' right to terminate under Section 4.2(b) and the Parties' right to terminate under Section 11, if a Party materially breaches any term or condition of this Agreement to be complied with at or before the Closing Date or the obligations of such Party become incapable of fulfillment prior to the Closing Date (other than as provided for in Section 11), and such breach or noncompliance shall not have been waived by the other Party or Parties hereto, then this Agreement may be terminated, the Closing Date shall not occur and the transactions contemplated hereby may be abandoned upon written notice by the nonbreaching Party to the breaching Party, without prejudice to the terminating Party's rights to claim damages or other relief, provided, that a breaching Party shall be granted five (5) Business Days from the date of the notice of termination to cure any breach or failure to comply.

         Section 12.2 Effect of Termination.

         If this Agreement is validly terminated pursuant to Section 12.1, this Agreement will forthwith become null and void, and there will be no liability or obligation on the part of either Party (or any of their respective officers, directors, employees, agents or other representatives or Affiliates), without prejudice to the terminating Party's rights provided for in Section 12.1 above and except that the provisions with respect to expenses in Section 13.11, the survival of representations and warranties in Section 13.6 and confidentiality in Section 7.3 will continue to apply following any such termination. For the avoidance of doubt, if the Amendments are not registered after the Closing Date as provided herein, then the termination of this Agreement shall be governed by
Section 4.2.

                                  ARTICLE XIII

                                  MISCELLANEOUS

         Section 13.1 Effectiveness of the Agreement.

         This Agreement enters into full force and effect on the date first written in the Preamble, provided that the obligations of the Parties are contingent upon fulfillment of the conditions as provided for herein.

         Section 13.2 Relations between Seller and the Company.

         The Seller agrees to continue to carry out all of its obligations under the Contracts all in accordance with their respective terms and conditions and shall use its best efforts to maintain the Contracts in force and effect until their respective dates of expiration, subject to their respective terms and conditions and the governing law of such Contracts. Notwithstanding anything in this Agreement to the contrary, the Parties agree that the Seller shall not be under any obligation to enter into new contracts with the Company or to amend or modify the Contracts in any manner unless otherwise specifically provided for in the Contracts or unless such new contracts or amendments or modifications to the Contracts are negotiated in good faith to the satisfaction of the respective parties thereto.

         Section 13.3 Severability.

         It is expressly understood and agreed that any condition or provision of this Agreement (including without limitation any condition precedent such as obtaining the CBR License) that is invalid or unenforceable in any situation in any jurisdiction shall not affect the enforceability of the remaining terms and provisions hereof nor shall it affect the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         Section 13.4 Integration; Independent Obligations.

         (a) This Agreement (including the Exhibits attached hereto) constitutes the entire agreement and understanding of the Parties relating to the subject matter hereof and supersedes all prior agreements and understandings, whether oral or written, relating to the subject matter hereof.

         (b) Notwithstanding anything herein to the contrary, it is agreed that any obligations hereunder expressly represented to be the responsibility of either TeleRoss or SFMT, including, without limitation, the express obligations set forth in Section 10.2, shall be an obligation of such Party only, and neither the performance of any such obligation, nor any liability arising from the failure to perform any such obligation, shall be allocated to the other Party not expressly responsible for such obligation hereunder.

         Section 13.5 Assignment.

         This Agreement shall be binding upon, and inure to the benefit of, the Parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by Buyers without the prior written consent of Seller or by Seller without the prior written consent of Buyers; provided, however, that this Agreement may be assigned by Buyers to any corporate parent or any directly or indirectly wholly-owned subsidiary of such corporate parent, provided that Buyers shall continue to be bound by this Agreement after such assignment.

         Section 13.6 Survival.

         The representations, warranties and covenants set forth in this Agreement are deemed repeated on each of the Execution Date, the Closing Date and the Escrow Release Date (unless specific dates are otherwise indicated in the text of such provisions and taking into account all of the facts and circumstances existing as of such dates). The liability for breach of the representations and warranties (other than breach of the representations and warranties in Sections 5.1, 5.2, 5.4, 5.6, 5.8, 6.1, 6.2, 6.4 and 6.5) shall survive such dates for one year following the Escrow Release Date, and the liability for breach of the representations and warranties in Sections 5.1, 5.2, 5.4, 5.6, 5.8, 6.1, 6.2, 6.4 and 6.5 shall survive until the expiration of the applicable statutes of limitations provided for by the Laws governing this Agreement.

         Section 13.7 Counterparts.

         This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. This Agreement is executed in Russian and in English, with 1 (one) copy in each language for each Party hereto, and 1
(one) copy in each language to GTI. In the event of any discrepancies between the English and Russian versions, the English shall prevail.

         Section 13.8 Headings.

         The headings in this Agreement are included for convenience of reference only and shall not in any way affect the meaning or interpretation of this Agreement.

         Section 13.9 Waiver; Requirement of Writing.

         This Agreement cannot be changed or any performance, term or condition waived in whole or in part except by a writing signed by the party against whom enforcement of the change or waiver is sought. Other than with respect to receipt of any Authorization required under applicable Law, any term or condition of this Agreement may be waived at any time by the Party hereto entitled to the benefit thereof. No delay or failure on the part of any Party in exercising any rights hereunder, and no partial or single exercise thereof, will constitute a waiver of such rights or of any other rights hereunder.

         Section 13.10 Finder's Fees; Brokers.

         Seller and each of the Buyers represent and warrant that there are no claims (or any basis for any claims) for brokerage commissions, finder's fees or like payments in connection with this Agreement or the transactions contemplated hereby resulting from any action taken by it or on its behalf. Seller shall indemnify and hold each Buyer harmless and Buyers shall indemnify and hold Seller harmless with respect to their respective representations and warranties set forth in this Section 13.10.

         Section 13.11 Expenses.

         Each of the Parties hereto shall pay, without right of reimbursement from the another Party or from the Company, its own costs, Taxes as well as all the costs incurred by it incident to the preparation, execution and delivery of this Agreement and the performance of its obligations hereunder, whether or not the transactions contemplated by this Agreement shall be consummated; provided, however, that the Escrow Agent's fees shall be payable by the Buyers.

         Section 13.12 Exclusivity.

         The arrangements between the Parties set out herein shall be exclusive and the Parties undertake not to enter into similar arrangements with another party at any time with any other party, until (i) the Cut Off Date (or such later date as may be agreed between the Parties in writing) or (ii) this Agreement has been terminated as provided herein.

         Section 13.13 Notices.

         Any notice, request, consent, waiver or other communication required or permitted hereunder shall be effective only if it is in writing and personally delivered or sent by facsimile or sent, postage prepaid, by registered or certified mail, return receipt requested, or by recognized overnight courier service, postage or other charges prepaid, and shall be deemed given when so delivered by hand or facsimilied, or when received if sent by mail or by courier, as follows:

                  If to Seller:

                  OAO Rostelecom
                  Russian Federation, 125047,
                  Moscow, ul. 1st Tverskaya-Yamskaya, 14

                  Attention: Kouznetsov Sergei Ivanovich

                  Fax:   +7-095-787-2850


                  If to SFMT:

                  SFMT-CIS, Inc.
                  4400 MacArthur Boulevard, N.W.
                  Office 200
                  Washington DC, 20007, USA
                  Attention:  General Counsel

                  Fax: (1-202) 332-4877
                  Telephone: (1-202) 332-5997

                  If to TeleRoss:

                  OOO TeleRoss
                  Russian Federation, 111250
                  Moscow, 12 Krasnokazarmennaya Street

                  Attention:  General Director

                  Telephone: 7-095-787-1000
                  Fax: 7-095-787-1010
                  with a copy to (in case of a notice to SFMT or TeleRoss)

                  Golden TeleServices Representation Office
                  12 Trubnaya Street
                  8th Floor
                  Moscow, Russia 103045

                  Attention:  General Director

                  Telephone:  7-095-797-9300
                  Fax: 7-095-797-9332

or such other person or address as the addressee may have specified in a notice duly given to the sender as provided herein.

         Section 13.14 Applicable Law.

         This Agreement will be construed and interpreted in accordance with and governed by the laws of the State of New York, United States of America.

         Section 13.15 Dispute Resolution.

         Any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or the consequences of its nullity) shall be referred to and finally resolved by arbitration under the Arbitration Rules (the "Rules") of the London Court of International Arbitration (the "LCIA"). The arbitral tribunal shall consist of one arbitrator and the appointing authority shall be the LCIA. The seat of arbitration shall be London, England and the language of the arbitration shall be English. Any arbitral award shall be final and may not be challenged in any other arbitral tribunals located in any other jurisdictions. The successful party shall have the right to enforce such arbitral award in any court of competent jurisdiction. All expenses connected with the arbitration, including legal fees and other fees, incurred by the parties when resolving disputes under this Agreement shall be payable in accordance with the arbitral award of the tribunal.

         Section 13.16 No Insider Trading.

         If any Party obtains material, nonpublic information about another Party or any of its Affiliates, businesses, subsidiaries or ventures in the course of the transaction contemplated by this Agreement, the Party in receipt of such information (the "Recipient") agrees that neither the Recipient nor its representatives will trade, and that the Recipient will undertake reasonable precautions to disallow its representatives from trading, in the other Party's securities (or the securities of any Affiliate of another Party) during such time as such information is material and nonpublic.

         Section 13.17 Public Announcements.

         None of the Parties shall make any press release or public announcement with respect to the transactions contemplated hereby without (a) in the case of either of the Buyers, obtaining the prior written approval of Seller and (b) in the case of Seller, obtaining the prior written approval of each of the Buyers, except in each case as may be required by law or regulations of securities exchanges. Approvals under this Section 13.17 shall not be unreasonably withheld or delayed.

         Section 13.18 No Third-Party Beneficiaries.

         Nothing in this Agreement will be construed as giving any person, firm, corporation or other entity, other than the Parties hereto, their successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, this Ownership Interest Purchase Agreement has been validly executed and delivered by the duly authorized representatives of the Parties hereto as of the Execution Date.


OOO TELEROSS                              SFMT-CIS, INC.


By:                                       By:
   -----------------------------------       -----------------------------------
     Name: Stanley Abbeloos                  Name:  Alexander Vinogradov
     Title: General Director                 Title: President and CEO

By:
   -----------------------------------
     Name:
     Title: Chief Accountant
                                          OAO ROSTELECOM


                                          By:
                                             -----------------------------------
                                             Name: S.I. Kouznetsov
                                             Title: General Director


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title: Chief Accountant

                                                                       EXHIBIT A

                                LIST OF CONTRACTS



           Name                        Subject Matter                   No of Agreement          Date of Agreement
           ----                        --------------                   ---------------          -----------------
------------------------------------------------------------------------------------------------------------------

OAO Rostelecom              Moscow -Horgen                         10(27)-142A                December 27, 1995
------------------------------------------------------------------------------------------------------------------

OAO Rostelecom              Moscow - Seoul NP3                     27-350A                    January 30, 2001
------------------------------------------------------------------------------------------------------------------

OAO Rostelecom              Moscow - Kiev 30N07                    15-11/030/242-1,8          April 28, 2000
------------------------------------------------------------------------------------------------------------------

OAO Rostelecom              Moscow - Kiev NP13                     10(27)-253A                October 5, 1998
------------------------------------------------------------------------------------------------------------------

OAO Rostelecom              Moscow - St. Petersburg 30N24          15-11/036/601-1.8          October 16, 1998
------------------------------------------------------------------------------------------------------------------

OAO Rostelecom              Moscow - St. Petersburg 30N26          15-11/031/428-1.8          June 8, 1998
------------------------------------------------------------------------------------------------------------------

OAO Rostelecom              Moscow - St. Petersburg 30N27          15-11/032/430-1.8          June 8, 1998
------------------------------------------------------------------------------------------------------------------

OAO Rostelecom              Moscow - St. Petersburg 30N28          15-11/033/431-1.8          June 8, 1998
------------------------------------------------------------------------------------------------------------------

OAO Rostelecom              Joint provision of international
                            digital private lines                  10/30.96                   April 10, 1996
------------------------------------------------------------------------------------------------------------------

OAO Rostelecom              Interconnection                        215-2.8                    April 1, 2000
------------------------------------------------------------------------------------------------------------------

OAO Rostelecom              Intellectual network services under
                            "800" code                             IN/FP-002-01               February 23, 2001
------------------------------------------------------------------------------------------------------------------

                            Lease (one rack for placement of
OAO Rostelecom              equipment)                             2106/2001-122              February 1, 2001
------------------------------------------------------------------------------------------------------------------

OAO Rostelecom (TCHMS -     Monitoring of equipment in technical
21)                         premises                               2110/98-5                  March 25, 1998
------------------------------------------------------------------------------------------------------------------

OAO Rostelecom (MMT)        1. Cooperation in connection with
                            provision of telecommunication
                            services;
                            2. Connection of Sovintel's
                            equipment into Rostelecom's (MMT)
                            equipment                              3-IN                       August 17, 1999
------------------------------------------------------------------------------------------------------------------



           Name                        Subject Matter                   No of Agreement          Date of Agreement
           ----                        --------------                   ---------------          -----------------
------------------------------------------------------------------------------------------------------------------
OAO Rostelecom (GCHUMS)     Connection with Sovintel's
                            telecommunication network in
                            vertical cable passes and MDF
                            facilities of OAO Rostelecom
                            (GCHUMS). Maintenance of vertical
                            cable passes and MDF facilities        OC-22\10-17E               December 21, 1998
------------------------------------------------------------------------------------------------------------------

OAO Rostelecom (GCHUMS)     Lease of premises (Dubovaya Roscha
                            25)                                    ON-22\46-35NI              May 15, 2001
------------------------------------------------------------------------------------------------------------------

OAO Rostelecom (GCHUMS)     Provision of maintenance services of
                            Quadralink equipment                   ON-22\35-4YI               January 1, 2002
------------------------------------------------------------------------------------------------------------------

OAO Rostelecom (GCHUMS)     Lease of digital channels              44O                        February 5, 2001
------------------------------------------------------------------------------------------------------------------

OAO Rostelecom (MMTS-10)    Lease of digital channels              441                        January 1, 2000
------------------------------------------------------------------------------------------------------------------

OAO Rostelecom              Provision of "last mile" for
                            international digital channels         ZZRTK                      September 21, 1999
------------------------------------------------------------------------------------------------------------------

OAO Rostelecom              Provision of telecommunication
                            services                               450-28/00090               February 12, 2000
------------------------------------------------------------------------------------------------------------------

OAO Rostelecom              Provision of technical maintenance
                            of telecommunication equipment         776-2.8/90889              November 30, 1999
------------------------------------------------------------------------------------------------------------------

OAO Rostelecom              Provision of technical maintenance
                            of telecommunication equipment         937-2.8 01154              November 14, 2000
------------------------------------------------------------------------------------------------------------------

OOO TELEROS                               SFMT-CIS, INC.


By:                                       By:
   -----------------------------------       -----------------------------------
     Name: Stanley Abbeloos                  Name:  Alexander Vinogradov
     Title: General Director                 Title: President and CEO

By:
   -----------------------------------
     Name:
     Title: Chief Accountant
                                          OAO ROSTELECOM


                                          By:
                                             -----------------------------------
                                             Name:  S.I. Kouznetsov
                                             Title: General Director


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title: Chief Accountant

                                                                       EXHIBIT B

                                    GUARANTEE

THIS GUARANTEE (this "GUARANTEE") dated as of [ ], 2002 by Golden Telecom, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware in the United States (the "GUARANTOR"), in favor of OAO ROSTELECOM, a joint stock company duly organized and existing under the laws of the Russian Federation (the "Seller").

WHEREAS, Seller, on the one hand, and SFMT-CIS, INC., a corporation duly organized and validly existing under the laws of the State of Delaware in the United States ("SFMT") and OOO TELEROSS, a limited liability company duly registered and validly existing under the laws of the Russian Federation ("TELEROSS"), each an Affiliate of the Guarantor, on the other hand, have entered into an Ownership Interest Purchase Agreement, dated as of March 13, 2002 (as the same may be amended, modified or supplemented from time to time, the "Agreement"), providing for the sale by Seller to SFMT and TeleRoss of Seller's 50% interest in OOO EDN Sovintel, a Russian limited liability company (the "COMPANY");

WHEREAS, as a portion of the Purchase Price under the Agreement, TeleRoss has agreed to issue in favor of the Seller the TeleRoss Promissory Note with a face value equal to the Ruble equivalent of US $46,000,000;

WHEREAS, as an inducement to the Seller to enter into the Agreement, the Guarantor has agreed to issue this Guarantee and the delivery of this Guarantee to the Escrow Agent is a condition precedent to the Closing of the transactions envisaged thereby; and

WHEREAS, the Guarantor will derive direct and indirect benefit from the sale by the Seller to the Guarantor's Affiliates of the Seller's 50% interest in the Company;

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Guarantor hereby agrees as follows:

1. Definitions

         As used in this Guarantee, the terms defined in the preamble and recitals hereto shall have the respective meanings specified therein. In addition, capitalized terms defined in this Guarantee used and not otherwise defined herein shall have the meanings set forth in the Agreement and the following terms shall have the following meanings:

"Guaranteed Obligation" shall mean the obligation of TeleRoss under the TeleRoss Promissory Note to pay an amount in Russian Rubles equal to US $46,000,000, at the exchange rate established by the CBR on the payment date specified in the TeleRoss Promissory Note all in accordance with its terms and the terms of the Agreement.

"Non-Payment Notice" has the meaning set forth in Section 2(b).

2. Guarantee.

         (a) Subject to the terms and conditions set forth herein, the Guarantor hereby unconditionally and irrevocably guarantees to the Seller the payment to the Seller of the Guaranteed Obligation.

         (b) If TeleRoss fails to pay under the TeleRoss Promissory Note when due, the Seller shall provide a notice of non-payment to the Guarantor stating that TeleRoss has failed to make payment in full under the TeleRoss Promissory Note on the date due (the "Non-Payment Notice"), provided however, that any failure of the Seller to provide such Non-Payment Notice shall not affect the Guarantor's obligations under this Guarantee.

         (c) In the event that any payment by TeleRoss under the TeleRoss Promissory Note is rescinded or must otherwise be returned for any reason whatsoever other than as provided for in Section 4(b)(iii), this Guarantee shall continue to be effective, or shall be reinstated, as the case may be, and the Guarantor shall remain liable hereunder in respect of such payment as if such payment had not been made.

         (d) Subject to Sections 3 and 4 hereof, if the Guaranteed Obligation shall not have been discharged by TeleRoss or any other Person in full when due, then the Guarantor shall pay to the Seller within 15 calendar days following receipt of the Non-Payment Notice all of the outstanding amounts due from, and payable by, TeleRoss under the TeleRoss Promissory Note.

         (e) The Guarantor agrees to pay all reasonable fees and out-of-pocket expenses (including reasonable attorneys' fees) incurred by the Seller and directly relating to the enforcement by the Seller of this Guarantee in the event of a failure to pay by the Guarantor in accordance with the terms hereof.

3. Guarantee is Limited.

         (a) Notwithstanding anything herein to the contrary, under no circumstances shall the aggregate liability or obligations of the Guarantor arising under this Guarantee exceed the Ruble equivalent of US $ 46,000,000, at the exchange rate established by the CBR on the date of payment under the TeleRoss Promissory Note plus any amounts due pursuant to Section 2(e) above.

         (b) The aggregate liability of the Guarantor arising under this Guarantee shall be reduced to the extent of any amounts paid out by the Guarantor to discharge any

Lien created by the Seller with respect to the Interest prior to delivery of the Non-Payment Notice, provided that (i) such payment has been made by the Guarantor in good faith after final adjudication or settlement and (ii) promptly upon the Guarantor becoming aware of any Action initiated by a third party claiming any Lien over the Interest created by the Seller, the Guarantor shall provide the Seller with the opportunity to participate in any such Action.

4. Effective Date; Termination.

         (a) This Guarantee and the obligations of the Guarantor hereunder shall become effective on the Escrow Release Date. The Guarantor hereby undertakes to provide the Seller on the Escrow Release Date with a written confirmation stating that the Guarantee has become effective, provided however, that any failure by the Guarantor to provide such written confirmation shall have no effect on the effectiveness of this Guarantee.

         (b) This Guarantee, and the Guarantor's obligations hereunder in respect of payment of the Guaranteed Obligation or otherwise, shall terminate
(i) upon satisfaction in full of the Guaranteed Obligation hereunder, or (ii) if this Guarantee is terminated by mutual agreement of the parties to the Agreement, or (iii) if the Agreement, or any transaction contemplated thereby, is challenged in an Action as null and void, and as a result thereof, the Interest is ordered in a final adjudication to be returned by any competent Governmental Entity and the Interest is returned to the Seller.

5. Guarantee is Absolute and Unconditional.

         (a) The Guarantor hereby waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon TeleRoss or the Guarantor with respect to obligations of TeleRoss under the TeleRoss Promissory Note or of the Guarantor under this Guaranty, as applicable.

         (b) Subject to Section 4(b) above, this Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to
(i) the validity or enforceability of the Agreement, the TeleRoss Promissory Note or the Guaranteed Obligation, or right to set off with respect thereto,
(ii) any defense, setoff or counterclaim (other than a defense of payment or performance) which may at any time be available to or asserted by TeleRoss against the Seller, or (iii) any other circumstance whatsoever (with or without notice to or knowledge of TeleRoss or the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of TeleRoss for its obligations under the TeleRoss Promissory Note or of the Guarantor under the Guarantee, in bankruptcy or in any other instance.

6. No Subrogation.

         Upon final receipt by the Seller of all amounts due and owing under the Teleross Promissory Note, the Guarantor shall be entitled to be subrogated to any of the rights of the Seller.

7. Miscellaneous

         Section 7.1 Amendment. This Guarantee may not be modified, amended, terminated or revoked, in whole or in part, except by an agreement in writing signed by Seller and the Guarantor.

         Section 7.2 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been sufficiently given to any party hereto if personally delivered or if sent by telegram, telecopy or telex, or by registered or certified mail, return receipt requested, or by recognized courier service, postage or other charges prepaid, addressed as follows:

(a)      If to Seller:

         OAO Rostelecom
         Russian Federation, 125047,
         Moscow, ul. 1st Tverskaya-Yamskaya, 14
         Attention:  Kouznetsov Sergei Ivanovich
         Fax:     +7-095-787-2850
         Telephone:

(b)      If to the Guarantor:

         Golden Telecom, Inc.
         4400 MacArthur Boulevard, N.W., Suite 200
         Washington D.C. 20007, U.S.A.
         Telephone: 1 (202) 332-5997
         Facsimile: 1 (202) 332-4877

or to such other address as may be specified from time to time by the Guarantor or the Seller in a notice to the other party given as herein provided. Such notice or communication will be deemed to have been given as of the date so personally delivered, telegraphed, telecopied, telexed, mailed or sent by courier.

         Section 7.3 Assignment. This Guarantee is provided solely for the benefit of the Seller and may not be assigned or otherwise transferred without the explicit consent of the Guarantor.

         Section 7.4 Section Headings. The section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof. Section

         7.5 Governing Law. This Agreement shall be construed and interpreted in accordance with and governed by the laws of the State of New York, United States of America.

         Section 7.6 Submission to Jurisdiction. The Guarantor hereby unconditionally and irrevocably.

         (a) submits to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof for the purpose of any suit, action or other proceeding arising out of this Guarantee;

         (b) consents that any such suit, action or proceeding may be brought in such courts and waives any objection it may now or hereafter have to the venue of any such suit, action or proceeding in any such court or that such suit, action or proceeding was brought in an inconvenient forum and agrees not to assert the same;

         (c) agrees that service of process in any such suit, action or proceeding may be effected by mailing a copy thereof by registered or certified mail, postage prepaid, to the Guarantor at its address set forth herein; and

         (d) agrees that nothing herein shall effect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be executed on its behalf as of the date first written above.

                                      Golden Telecom, Inc.,

                                      -----------------------------
                                      Name:
                                      Title:

                                                                       EXHIBIT C


                      Form of Registration Rights Agreement

                          REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of [ ], 2002, by and between Golden Telecom, Inc., a Delaware corporation (the "Company"), and OAO ROSTELECOM, a Russian open joint stock company ("Investor").

RECITALS

(A) In connection with the transfer by Investor of [25%] ownership of OOO EDN Sovintel, a limited liability company duly registered and existing under the Laws of the Russian Federation, to SFMT-CIS, Inc., a Delaware corporation, the Company desires to grant to Investor certain registration rights with respect to an aggregate of [3,943,977] shares of common stock of the Company.

(B) The parties hereto desire to set forth the terms and conditions of the Company's covenants and agreements in respect of the registration of such shares with the Securities and Exchange Commission and all applicable state securities agencies.

(C) In consideration of the premises and the mutual agreements contained herein, the parties hereby agree as follows:

AGREEMENT

1.       DEFINITIONS

        As used in this Agreement, the following capitalized terms shall have the following meanings:

        "Advice" has the meaning set forth in the last paragraph of Section 5 hereof.

        "Agents" means any Person authorized to act and who acts on behalf of Investor with respect to the transactions contemplated by this Agreement.

        "Common Stock" means shares of the Company's common stock, par value $.01 per share, as the same may be constituted from time to time.

        "Demand Registration" has the meaning set forth in Section 3(a) hereof.

        "Effective Date" means the date on which the shares to be issued to the Investor under the terms of the Subscription Agreement, are issued to the Investor.

        "Exchange Act" means The Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder as in effect from time to time.

        "Person" means an individual, partnership, corporation trust or unincorporated organization, or a government or agency or political subdivision thereof.

        "Prospectus" means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and all other amendments and supplements to the Prospectus, including post-effective amendments and all material incorporated by reference in such Prospectus.

        "Registrable Securities" means (i) the [3,943,977] shares of Common Stock to be issued to the Investor under the terms of the Subscription Agreement and (ii) any securities issued or issuable with respect to such shares of Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, until such shares of Common Stock or other securities are not Restricted Securities as defined in Section 2, provided, however, that Registrable Securities shall not include any such securities as may be transferred pursuant to an exemption from the registration requirements of the Securities Act provided by Rule 144 under the Securities Act.

        "Registration Expenses" has the meaning set forth in Section 6 hereof.

        "Registration Statement" means any registration statement of the Company which covers Registrable Securities pursuant to the provisions of this Agreement, including (i) the Prospectus, (ii) amendments and supplements to such Registration Statement, (iii) post-effective amendments, (iv) all exhibits and all material incorporated by reference in such Registration Statement and (v) any registration statement pursuant to a Demand Registration.

        "Restricted Securities" means the Registrable Securities upon original issuance thereof, subject to the provisions of Section 2 hereof.

        "Securities Act" means the Securities Act of 1933, as amended from time to time.

        "SEC" means the Securities and Exchange Commission.

        "Subscription Agreement" means the agreement to purchase [3,943,977] shares of Common Stock of the Company entered into by the Investor and
        the Company and dated [         ], 2002.

        "Underwritten Offering" means the offering and sale of securities of the Company covered by any Registration Statement pursuant to a firm commitment underwriting to an underwriter at a fixed price for reoffering or pursuant to agency or best efforts arrangements with an underwriter.

        Unless the context otherwise requires: (i) "or" is not exclusive; and
        (ii) words in the singular include the plural and in the plural include the singular.

2.       SECURITIES SUBJECT TO THIS AGREEMENT

         Registrable Securities. The securities entitled to the benefits of this Agreement are the Registrable Securities but, with respect to any particular Registrable Security, only so long as such security continues to be a Restricted Security. A Registrable Security ceases to be a Restricted Security when (i) it has been effectively registered under the Securities Act and disposed of in accordance with the Registration Statement covering it, (ii) it has been distributed pursuant to Rules 144 or 144A under the Securities Act (or any similar provision then in force), (iii) it has otherwise been transferred and a new certificate or other evidence of ownership for it not bearing a legend restricting transfer under the Securities Act and not subject to any stop transfer order has been delivered by or on behalf of the Company and no other restriction on transfer exists or (iv) such security may be transferred pursuant to any other exemption from the registration requirements of the Securities Act provided under the Securities Act.

3.       DEMAND REGISTRATION

          (a) Requests for Registration. At any time six months after the Effective Date (the "Six-Month Lock-Up"), Investor may make a written request for registration with the SEC under and in accordance with the provisions of the Securities Act of all or part of its Registrable Securities (a "Demand Registration"). A request made pursuant to this Section 3(a) shall specify the number of Registrable Securities to be registered and the intended methods of disposition thereof. All such requests shall be delivered to the Company in accordance with the provisions of Section 9(d) of this Agreement.

          (b) Number of, and Limitations on, Registrations. Investor will be entitled to request 2 (two) Demand Registrations. The Company will not be obligated to register any Registrable Securities pursuant to such a Demand Registration unless there is requested to be included in such registration at least 1,000,000 shares of Common Stock (subject to such adjustments as may be necessary by reason of the occurrence of an event contemplated by clause (ii) of the definition of Registrable Securities) (unless, at the time of such request, Investor holds less than 1,000,000 shares of Common Stock, in which case such request must be for such entire lesser amount).

          (c) Expenses. In any registration initiated as a Demand Registration, the Company will pay all Registration Expenses, whether or not the Registration Statement has become effective.

          (d) Selection of Underwriters. If any of the Registrable Securities covered by a Demand Registration are to be sold in an underwritten offering, or in a best efforts underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected jointly by the Investor and the Company. If Investor disapproves of the terms and conditions of the underwriting, Investor may elect to withdraw all its Registrable Securities by written notice to the Company and the managing underwriter, but for the avoidance of doubt such demand for registration and subsequent withdrawal shall count as one of the Investor's Demand Registrations provided for under Section 3(b).

4.        INCIDENTAL REGISTRATION

          (a) Request for Registration. After the Six-Month Lock-Up, if the Company at any time proposes to register any of its authorized but unissued shares of Common Stock on its own behalf for the purposes of raising capital (other than on Form S-4 or Form S-8 or any successor or similar form to Form S-4 or Form S-8), or any of its unregistered and issued shares of Common Stock on behalf of other stockholders, under the Securities Act on a form and in a manner that would permit registration of Registrable Securities under the Securities Act for sale to the public, it shall each such time give prompt notice in accordance with the provisions of Section 9(d) of this Agreement to Investor of its intention to do so, specifying the form and manner and the other relevant facts involved in such proposed registration (including, without limitation, the identity of the managing underwriter, if any). Upon the written request of Investor delivered to the Company within 30 days after such notice shall have been given to Investor (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method of disposition thereof), the Company will use its reasonable best efforts to effect the registration under the Securities Act, as expeditiously as is reasonable, of all the Registrable Securities that the Company has been so requested to register by Investor, to the extent requisite to permit the sale of the Registrable Securities to be so registered; provided, however, that:

                  (i) if, at any time after giving such written notice of its intention to register any Common Stock proposed to be registered by the Company and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such Common Stock, the Company shall, at its election, give written notice of such determination to Investor, and thereupon the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith to the extent provided in
                           Section 4(b));

                  (ii) if the managing underwriter of such offering shall advise the Company that, in its judgment, the number of shares of Common Stock proposed to be included in such offering should be limited because the inclusion of Registrable Securities is likely to adversely impact the purchase price obtained for the Common Stock proposed to be included in such offering, then the Company shall promptly advise Investor thereof and may require, by written notice to Investor accompanying such advice, that, to the extent necessary to meet such limitation, all holders of Registrable Securities and of other shares of Common Stock proposing to sell Common Stock in such offering shall share pro-rata in the number of Common Stock to be excluded from such offering, such sharing to be based on the respective numbers of Registrable Securities and other shares of Common Stock as to which registration has been requested by such holders, and that the distribution of such Registrable Securities and other shares of Common Stock as are so excluded be deferred (in case of a deferral as to a portion of such Registrable Securities and other shares of Common Stock, such portion to be allocated among such holders in proportion to the respective numbers of Common Stock so requested to be registered by such holders) until the completion of the distribution of such Common Stock and any other securities by such underwriters; and

          (b)     Expenses. In any registration initiated pursuant to this
                  Section 4, the Company will pay all Registration Expenses, whether or not the Registration Statement has become effective.

5.        REGISTRATION PROCEDURES

          Whenever Investor has requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall promptly take all such actions as may be necessary or desirable to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

          (a) with respect to a request to file a Registration Statement covering Registrable Securities made pursuant to Section 3, use its reasonable best efforts to prepare and file with the SEC not later than 60 days after receipt of such request (which 60-day period may be extended by the Company for up to an additional 60 days if at the time of such request the Company is engaged in negotiations in anticipation of its participation in a material merger, acquisition or other form of business combination or, if by reason of such transaction, the Company is not in a position to timely prepare and file the Registration Statement and the Company furnishes to Investor a certificate signed by the president or a vice president of the Company stating that in the good faith opinion of the board of directors of the

                  Company such registration would interfere with such transaction then being pursued by the Company) a Registration Statement on a form for which the Company then qualifies which is satisfactory to the Company and Investor (unless the offering is made on an underwritten basis, including on a best efforts underwriting basis, in which event the managing underwriter or underwriters may determine the form to be used) and which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof, and use its reasonable best efforts to cause such Registration Statement to become effective; the Company shall not file any Registration Statement pursuant to Section 3 or any amendment thereto or any Prospectus or any supplement thereto (including such documents incorporated by reference) to which Investor or the underwriters, if any, shall reasonably object in light of the requirements of the Securities Act or any other applicable laws or regulations;

          (b) before filing a Registration Statement or Prospectus or any amendments or supplements thereto (excluding documents to be incorporated by reference therein, except in the case of the preparation of the initial Registration Statement), the Company shall, at least five days before filing, furnish to Investor and the underwriters, if any, copies of all such documents in substantially the form proposed to be filed (including documents incorporated therein by reference), to enable Investor and the underwriters, if any, to review such documents prior to the filing thereof, and the Company shall make such reasonable changes thereto (including changes to, or the filing of amendments reflecting such changes to, documents incorporated by reference) as may be reasonably requested by Investor and the managing underwriter or underwriters, if any;

          (c) subject to paragraph (b) above, prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement continuously effective for a period of not less than 150 days, or such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold or withdrawn or such Registrable Securities cease to be Restricted Securities; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by Investor thereof set forth in such Registration Statement or supplement to the Prospectus;

          (d) notify Investor and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such advice in writing, (1) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (2) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (3) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (4) if at any time the representations and warranties of the Company contemplated by paragraph (o) below cease to be true and correct, (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (6) of the happening of any event which makes any statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement, the Prospectus or any document incorporated therein by reference in order to make the statements therein not misleading;

          (e) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

          (f) as promptly as practicable after filing with the SEC of any document which is incorporated by reference into the Registration Statement or the Prospectus (after initial filing of the Registration Statement) provide copies of such document to counsel to Investor and to the managing underwriters;

          (g) provide to Investor and each managing underwriter, without charge, at least one signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference) and a reasonable number of conformed copies of all such documents;

          (h) deliver to Investor and the underwriters, if any, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request; the Company consents to the use of the Prospectus or any amendment or supplement thereto by Investor and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

          (i) prior to the date on which the Registration Statement is declared effective, use its reasonable best efforts to register or qualify, or cooperate with Investor and the underwriters, if any, and their respective counsel in connection with the registration or qualification of, such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any seller or underwriter reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or taxes in any such jurisdiction where it is not then so subject; provided, further, that the Company will not be required to qualify such Registrable Securities in any jurisdiction in which the securities regulatory authority requires that Investor submit any shares of its Registrable Securities to the terms, provisions and restrictions of any escrow, lock-up or similar agreement(s) for consent to sell Registrable Securities in such jurisdiction unless Investor agrees to do so;

          (j) cooperate with Investor and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Registrable Securities to the underwriters;

          (k) use its reasonable best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

          (l)     upon the occurrence of any event contemplated by paragraph
                  (d)(6) above, prepare a supplement or post-effective Amendment to the Registration Statement or the Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

          (m) use its reasonable best efforts to cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange or the Nasdaq National Market on which similar securities issued by the Company are then listed if requested by Investor or the managing underwriters, if any;

          (n) provide a transfer agent and registrar for all Registrable Securities;

          (o) enter into such agreements (including an underwriting agreement) and take all such other actions in connection therewith as Investor or the managing underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration (1) make such representations and warranties to Investor and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings (including, without limitation, an agreement to not sell equity securities during a customary lock-up period) and confirm the accuracy of the same if and when requested, and matters relating to the compliance of the Registration Statement and the Prospectus with the Securities Act; (2) obtain opinions of counsel to the Company, and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters) addressed to Investor and the underwriters, if any, covering the matters customary in underwritten primary offerings and such other matters as may be reasonably requested by Investor and underwriters, if any;
                  (3) obtain "comfort" letters and updates thereof from the Company's independent certified public accountants addressed to Investor and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "comfort" letters by underwriters in connection with primary underwritten offerings; (4) if an underwriting agreement is entered into, the same shall set forth in full the indemnification provisions and procedures of Section 7 hereof with respect to all parties to be indemnified pursuant to said Section; and (5) the Company shall deliver such documents and certificates as may be requested by Investor and the managing underwriters, if any, to evidence compliance with clause (1) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder;

          (p) make available for inspection during normal business hours by Investor, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by Investor or any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by Investor or any such underwriter, attorney, accountant or agent in connection with such registration statement; provided that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such Persons;

          (q) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of any 12-month period (1) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm or best efforts underwriting offering, and (2) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statements shall cover said 12-month periods; and

        (r) take such other reasonable steps that are necessary or advisable to permit the sale of such Registrable Securities.

        The Company may require Investor to furnish to the Company such information and documents regarding Investor and the distribution of the Registrable Securities as the Company may from time to time reasonably request in writing.

        Investor agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(d)(6) hereof, Investor will forthwith discontinue disposition of Registrable Securities until Investor's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(l) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Company, Investor will, or will request the underwriters to, deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in Investor's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. If the Company shall give such notice, the time periods mentioned in Section 5(c) hereof shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 5(d)(6) to and including the date when Investor shall have received the copies of the supplemented or amended prospectus contemplated by Section 5(l) hereof or the Advice.

 6.      EXPENSES

        Except as otherwise provided herein, all expenses incident to the Company's performance of or compliance with this Agreement including without limitation all registration and filing fees, including with respect to filings required to be made with the National Association of Securities Dealers, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters or holders of a majority of the Registrable Securities being sold may designate), printing expenses, messenger, telephone and delivery expenses, and fees and disbursements of counsel for the Company, and of all independent certified public accountants (including the expenses of any special audit and "comfort" letters required by or incident to such performance), the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed, rating agency fees, securities acts liability insurance if Investor so requires, the reasonable fees and expenses of any special experts retained by Investor or by the Company at the request of the managing underwriters in connection with such registration and fees and expenses of other Persons retained by Investor (all such expenses being herein called "Registration Expenses") will be borne by the Company. The Company shall, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties) and the expense of any annual audit which are not "Registration Expenses" for purposes of this Agreement. In no event shall the Company be liable for the payment of any discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar industry professionals relating to the distribution of the Registrable Securities. Investor shall be liable for the cost and expense of the time spent by its officers, employees and Agents, including Investor's counsel, incurred in connection with the registration of Registrable Securities owned by it.

7.      INDEMNIFICATION

(a) Indemnification by Company. The Company will indemnify and hold harmless, to the full extent permitted by law, Investor, its officers and directors, their Agents and each Person who controls Investor (within the meaning of the Securities Act) against all losses, claims, damages, liabilities (or actions in respect thereto) and expenses to which any such Person may be subject, under the Securities Act or otherwise, and reimburse all such Persons for any legal or other expenses incurred with investigating or defending against any such losses, claims, damages or liabilities, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in a Registration Statement, Prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same arise out of or are based upon an untrue statement of a material fact or omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, which statement or omission is made therein in reliance upon and in conformity with information furnished in writing to the Company by Investor, expressly for use therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Investor, Investor's directors and officers, their Agents or a controlling Person, and shall survive the transfer of such securities by Investor. The Company will also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (with the meaning of the Securities
        Act) to the same extent as provided above with respect to the indemnification of Investor of Registrable Securities.

(b) Indemnification by Investor. Investor will indemnify and hold harmless, to the full extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities (or actions in respect thereto) and expenses to which any such Person may be subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in a Registration Statement or Prospectus or preliminary prospectus or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only if and to the extent, that such untrue or alleged untrue statement or omission or alleged omission is made therein in reliance upon and in conformity with the information furnished in writing by Investor specifically for inclusion therein. In no event shall the liability of Investor hereunder be greater in amount than the dollar amount of the proceeds received by Investor upon the sale of the Registrable Securities giving rise to such indemnification obligation. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons.

(c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest may exist between such indemnified and indemnifying parties with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party and in that case the indemnified party shall have the right to participate in the conduct of such defense provided that it will pay for the fees of its own counsel. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving of the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels. The failure to notify an indemnifying party promptly of the commencement of any such action, if and to the extent prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section, but the omission so to notify the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section.

(d) Contribution. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact, has been made, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages or liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. In no event the amount of contribution payable by the Investor hereunder shall exceed the dollar amount of the proceeds received by the Investor upon the sale of the Registrable Securities giving rise to such contribution obligation.

        The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

8.      TRANSFER OF REGISTRATION RIGHTS

        The registration rights of Investor under this Agreement with respect to any Registrable Securities may be transferred to any transferee of such Registrable Securities, including any affiliate of Investor; provided, however, that (i) Investor shall give the Company written notice at or prior to the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this Agreement are being transferred, (ii) such transferee shall agree in writing, in form and substance reasonably satisfactory to the Company, to be bound by the provisions of this Agreement and (iii) the terms of such transfer make clear how the Investor and the transferee shall utilize the two Demand Registrations provided to the Investor hereunder.

9.      MISCELLANEOUS

         (a) Remedies. Investor shall be entitled to exercise all rights provided herein or granted by law, including recovery of damages, and each will be entitled to specific performance of their rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

         (b) No Inconsistent Agreements. The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities which is inconsistent with the rights granted to Investor in this Agreement or otherwise conflicts with the provisions hereof.

         (c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Investor.

        (d) Notices. All notices, requests, demands and other communications provided for by this Agreement shall be in writing (including telecopier or similar writing) and shall be deemed to have been given at the time when mailed in any general or branch office of the postal service, enclosed in a registered or certified postpaid envelope, or sent by Federal Express or other similar overnight courier service, addressed to the address of the parties stated below or to such changed address as such party may have fixed by notice or, if given by telecopier, when such telecopy is transmitted and the appropriate answerback is received.

         (i)      If to Investor:

                  OAO Rostelecom

                  Russian Federation, 125047,
                  Moscow, ul. 1st Tverskaya-Yamskaya, 14

                  Telephone:
                  Facsimile:        7-095-787-2850

         (ii)     If to the Company:

                  Golden Telecom, Inc.

                  4400 MacArthur Boulevard, N.W., Suite 200
                  Washington D.C. 20007, U.S.A.

                  Telephone: 1 (202) 332 5997
                  Facsimile: 1 (202) 332 4877

        (e) Assignment. Neither party shall assign or transfer any of its rights under this Agreement without the prior written consent of the other party, except for a transfer in accordance with section 8. If any transferee of a holder of Registrable Securities shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such transferee shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such transferee shall be entitled to receive the benefits hereof.

        (f) Governing Law. This Agreement shall be governed by the laws of the State of New York. Each of the parties hereby consents to the non-exclusive jurisdiction of the courts of the State of New York, and to service of process by regular mail.

        (g) Entire Agreement. This Agreement, together with any other agreements between the parties, constitutes the entire understanding between the parties and supersedes all proposals, commitments, writings, negotiations and understandings, oral and written, and all other communications between the parties relating to the subject matter of this Agreement.

        (h) Counterparts and Effectiveness. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document, and shall become effective on the Effective Date and shall have no force and effect prior thereto. This Agreement is executed in Russian and in English, with 1 (one) copy in each language for each party hereto. In the event of any discrepancies between the English and Russian versions, the English shall prevail.

        (i) Severability. Should any part, term or condition hereof be declared illegal or unenforceable or in conflict with any other law, the validity of the remaining portions or provisions of this Agreement shall not be affected thereby, and the illegal or unenforceable portions of this Agreement shall be and hereby are redrafted to conform with applicable law, while leaving the remaining portions of this Agreement intact.

        (j) Force Majeure. No party shall be deemed to have breached this Agreement or be held liable for any failure or delay in the performance of all or any portion of its obligations under this Agreement if prevented from doing so by a cause or causes beyond its control. Without limiting the generality of the foregoing, such causes include acts of God or the public enemy, fires, floods, storms, earthquakes, riots, strikes, lock-outs, wars and war-operations, restraints of government power or communication line failure or other circumstances beyond such party's control, or by reason of the judgment, ruling or order of any court or agency of competent jurisdiction or change of law or regulation subsequent to the execution of this Agreement.

        (k) Successors and Assigns. Subject to the provisions of Section 9(e), this Agreement is solely for the benefit of the parties and their respective successors and assigns. Nothing herein shall be construed to provide any rights to any other entity or individual.

        (l) Headings. Section headings are for convenience only and do not control or affect the meaning or interpretation of any terms or provisions of this Agreement.

        (m) Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof or thereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys fees in addition to any other available remedy.




                            [Signature Page Follows]

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

        OAO ROSTELECOM

        By:
           ---------------------------
             Name:
             Title:

        By:
           ---------------------------
             Name:
             Title:



        GOLDEN TELECOM, INC.


        By:
           ---------------------------
        Name:
        Title:

                                                                       EXHIBIT D





                                 DATED [ ], 2002



                              GOLDEN TELECOM, INC.



                                       AND



                                 OAO ROSTELECOM



                                       FOR



      [THREE MILLION NINE HUNDRED FORTY THREE THOUSAND NINE HUNDRED SEVENTY
                                SEVEN SHARES OF




                       COMMON STOCK, PAR VALUE $.01 EACH]





                        ---------------------------------

                             SUBSCRIPTION AGREEMENT

                        ---------------------------------

THIS SUBSCRIPTION AGREEMENT is made on [  ], 2002

BETWEEN:

(1)      Golden Telecom, Inc., a Delaware corporation (the "COMPANY"); and

(2)      OAO Rostelecom, a Russian open joint stock company ("INVESTOR").

WHEREAS:

(A) Investor owns a 50% ownership interest (the "Sovintel Interest") in OOO EDN Sovintel, a limited liability company duly registered and existing under the laws of the Russian Federation ("Sovintel");

(B) Investor, OOO TeleRoss, a limited liability company duly registered and existing under the laws of the Russian Federation ("TeleRoss") and SFMT-CIS, Inc., a Delaware corporation ("SFMT"), have entered into an Ownership Interest Purchase Agreement dated as of March 13, 2002 (the "Ownership Interest Purchase Agreement");

(C) In accordance with the terms of the Ownership Interest Purchase Agreement, on the Closing Date, the Investor will transfer, in the aggregate, [50%] of the Sovintel Interest to TeleRoss and [50%] of the Sovintel Interest to SFMT in exchange for the Nash Consideration, the TeleRoss Promissory Note, and the Company Shares, as defined herein;

(D)      TeleRoss and SFMT are Affiliates (as defined below) of the Company;

(E) As more fully set forth herein, at the Closing, Investor proposes to acquire, and the Company proposes to issue to Investor, [three million nine hundred forty three thousand nine hundred seventy seven (3,943,977)] shares of Common Stock (the "Company Shares") as the Stock Consideration, being a portion of the Purchase Price for the Sovintel Interest due by the Buyers in accordance with the terms of the Ownership Interest Purchase Agreement;

(F) Contemporaneously with the execution of this Subscription Agreement, the Company and Investor have also executed and delivered the Registration Rights Agreement and, with certain other shareholders of the Company, the Standstill Agreement and the New Shareholders' Agreement; and

(G) In accordance with the terms of the Ownership Interest Purchase Agreement and the Escrow Agreement, the Company Shares will be held in escrow upon subscription therefor until the Buyers are duly registered as the owners of the SFMT Interest and the Teleross Interest, respectively, in the Charter and Foundation Agreement of Sovintel, all in accordance with the requirements under Russian law and the terms of the Ownership Interest Purchase Agreement and the Escrow Agreement;

NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties, covenants and agreements hereinafter contained, the Parties agree as follows:

1.       INTERPRETATION

In this Agreement (including the Recitals):

"AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes of the immediately preceding sentence, the term "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise;

"AGREEMENT" means this Subscription Agreement, as the same may be amended, modified or supplemented from time to time;

"CLOSING" means the transfer of the Company Shares by the Company to Investor pursuant to the provisions of Section 3 of this Agreement;

"COMMON STOCK" means common stock of the Company having a par value of US$ 0.01 per share;

"COMPANY" has the meaning given to it in introductory clause (1) of this Agreement;

"COMPANY SHARES" has the meaning given to it in Recital (E);

"ENCUMBRANCE" means any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, encumbrance, adverse claim, preferential arrangement, or restriction of any kind, including, without limitation, any arrangement, restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership;

"INVESTOR" has the meaning given to it in introductory clause (2) of this Agreement;

"NEW SHAREHOLDERS' AGREEMENT" means the Shareholders Agreement, dated as of the date hereof, by and among the Company, certain shareholders of the Company and Investor setting forth certain agreements of the parties thereto relating to the Company Shares;

"OWNERSHIP INTEREST PURCHASE AGREEMENT" has the meaning given to it in Recital (B);

"REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of the date hereof, by and between the Company and Investor relating to the grant by the Company to Investor of certain registration rights in respect of the Company Shares;

"REPORTS" has the meaning given to it in Section 6(2).

"SECURITIES ACT OF 1933" means the United States Securities Act of 1933 as amended, and the rules and regulations thereunder as in effect from time to time;

"SECURITIES EXCHANGE ACT OF 1934" means the United States Securities Exchange Act of 1934 as amended, and the rules and regulations thereunder as in effect from time to time;

"SOVINTEL INTEREST" has the meaning given to it in Recital (A); and

"STANDSTILL AGREEMENT" means the Standstill Agreement, dated as of the date hereof, by and among the Company, certain shareholders of the Company and Investor setting forth certain agreements of the parties thereto relating to the Company Shares.

Terms not otherwise defined herein shall have the meanings set forth in the Ownership Interest Purchase Agreement.

The headings in this Agreement do not affect its interpretation.

2.       SUBSCRIPTION

(1) Subject to the terms and conditions of this Agreement, at the Closing, the Company, in reliance on the covenants, representations and warranties of Investor contained herein, shall issue the Company Shares to the Investor at the Closing, and the Investor, in reliance on the covenants, representations and warranties of the Company contained herein, shall acquire the Company Shares from the Company at the Closing. The Company Shares shall be issued to the Investor by the Company in partial consideration for the sale by the Investor of the Sovintel Interest to Teleross and SFMT pursuant to the Ownership Interest Purchase Agreement.

(2) For the purposes of this Agreement, the value of each of the Company Shares shall be deemed equal to US$ 10.50 and the aggregate value of the Company Shares shall be deemed equal to [US$ 41,411,758.50].

3.       CLOSING

(1) At the Closing, which shall take place simultaneously with the closing of the Interest Transfer Transaction under the Ownership Interest Purchase Agreement, provided that the conditions precedent set forth in
         Section 4 have been satisfied in full, the Company shall transfer the Stock Certificate representing the Company Shares to the Escrow Agent in definitive form and in such name(s) and in such denomination(s) as Investor shall request in writing not later than five full Business Days prior to the Closing.

4.       CONDITIONS PRECEDENT TO CLOSING

(1) The Investor shall have delivered to SFMT and the Company a notarized copy of the CBR License to acquire the Company Shares.

(2) Any waiting period applicable to the transfer of the Company Shares under the HSR Act, as amended, and the rules and regulations promulgated thereunder, shall have expired.

(3) Subject to the terms and conditions of the Ownership Interest Purchase Agreement, the Buyers shall have delivered the Notice on Conditions Precedent to the Investor (with a copy to the Company).

(4) The Buyers shall have received all other closing deliveries from the Investor as specified in Section 3.2 of the Ownership Interest Purchase Agreement.

5.       REPRESENTATIONS AND WARRANTIES

(1)      The Company represents, warrants and undertakes to Investor as follows:

         (a) that the Recitals relating to the Company are in every material respect true and accurate and not misleading;

         (b) that the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with full power and authority to own, lease and operate its properties and assets and conduct its business;

         (c) that the execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Standstill Agreement and the New Shareholders' Agreement by the Company have been duly authorized by the Company, and this Agreement, the Standstill Agreement and the New Shareholders' Agreement and the Registration Rights Agreement constitute legal, valid and binding obligations of the Company;

         (d) that the issuance of the Company Shares has been duly authorized by the Company;

         (e) that the Company Shares will, on issue and receipt of payment therefor in accordance with the terms of this Agreement, be validly issued in accordance with the law and regulations of the State of Delaware, fully paid and non-assessable and free from all Encumbrances and other third party rights other than those Encumbrances and rights created under the Standstill Agreement, the Registration Rights Agreement and the New Shareholders' Agreement and any other Encumbrances or rights created or caused by the Investor;

         (f) the financial statements and Reports of the Company received by the Investor as indicated in Section 6(2) hereof were prepared in accordance with U.S. GAAP and fairly present in all material respects the financial condition and results of operations of the Company as of the respective dates thereof and for the respective periods covered thereby, and such Reports accurately disclose all material facts relating to the business and condition of the Company;

         (g) except as reflected or reserved against in the balance sheet included in the latest available audited financial statements or in the notes thereto, there are no liabilities against, relating to or affecting the Company or any of the Company's assets and properties, or any other Encumbrances in respect of such assets and properties, other than liabilities or Encumbrances incurred or arising in the ordinary course of business consistent with past practice which in the aggregate are not material to the business or condition of the Company;

         (h) there are no actions or proceedings material to the business or condition of the Company pending or threatened against, relating to or affecting the Company or any of its assets and properties which (i) could reasonably be expected to result in the issuance of an order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or the Ownership Interest Purchase Agreement or otherwise result in a material diminution of the benefits contemplated hereby or thereby, or (ii) if determined adversely to the Company, could reasonably be expected to result in (x) any injunction or other equitable relief against the Company that would interfere in any material respect with its business or operations or (y) losses by the Company, individually or in the aggregate with losses in respect of other such actions or proceedings, exceeding US$ 1,000,000 or its equivalent in any other currency; and

         (i) there are no facts or circumstances known to the Company that could reasonably be expected to give rise to any action or proceeding that would be required to be disclosed pursuant to paragraph (h) above.

(2)      Investor represents, warrants and undertakes to the Company as follows:

         (a) that the Recitals relating to Investor and the representations and warranties relating to the Investor in the Ownership Interest Purchase Agreement are in every material respect true and accurate and not misleading;

         (b) that Investor has been duly organized and is validly existing and in good standing under the laws of the Russian Federation with full power and authority to subscribe for and purchase the Company Shares as contemplated by this Agreement;

         (c) that the execution, delivery and performance of this Agreement, the Standstill Agreement, the New Shareholders' Agreement and the Registration Rights Agreement by Investor have been duly authorized by Investor, and this Agreement, the Standstill Agreement, the New Shareholders' Agreement and the Registration Rights Agreement constitute legal, valid and binding obligations of Investor; and

         (d) that the Investor is aware that it is acquiring the Company Shares in a transaction exempt from the registration requirements of the Securities Act of 1933 and is acquiring the Company Shares for its own account and without a view to the public distribution of the Company Shares or any interest therein, and will only resell the Company Shares if they are registered under the Securities Act of 1933 or pursuant to an exemption from registration.

6.       ACKNOWLEDGMENTS

         The Investor acknowledges and agrees with the Company that:

         (1) the Company Shares subscribed for hereunder have not been registered under the Securities Act of 1933 or any other applicable securities law and may not, and will not, be offered, sold or otherwise transferred except pursuant to the registration requirements of the Securities Act of 1933 or any other applicable securities law, or pursuant to any other exemption therefrom, and in each case in compliance with the conditions for transfer set forth in Section 7 below. Hedging transactions involving the Company Shares subscribed for hereunder may not, and will not, be conducted unless such transactions are conducted in compliance with the Securities Act of 1933.

         (2) the Company or any person representing the Company has not made any representation to it with respect to the Company or the offering or sale of any Company Shares other than the representations made in this Agreement and the Ownership Interest Purchase Agreement. The Investor has received from the Company and reviewed the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 ("Annual Report") and the Company's Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2001, June 30, 2001 and September 30, 2001, all filed with the United States Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 and a copy of a draft of the Company's earnings release for the year ended December 31, 2001 (collectively, the "Reports"). The Investor further acknowledges it has had access to such financial and other information concerning the Company and the Company Shares as it has deemed necessary in connection with its decision to purchase any of the Company Shares, including an opportunity to ask questions of and request information from the Company. The Investor is aware that the trading price of the Company Shares is highly volatile and that significant risks are associated with the ownership of the Company Shares and with the operations conducted by the Company, as indicated, in part, in the section of the Annual Report entitled "Certain Considerations Applicable to Our Operations."

         (3) any offer or sale of the Company Shares by the Investor shall be made in accordance with all applicable securities laws of the United States, the states of the United States or any other applicable jurisdiction.

         (4) the Company Shares certificate to be issued to the Investor will contain a legend substantially to the following effect:

         THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS SUCH TRANSACTIONS ARE CONDUCTED IN COMPLIANCE WITH THE SECURITIES ACT. THESE SECURITIES ARE ALSO SUBJECT TO THE TERMS AND CONDITIONS OF A SHAREHOLDERS' AGREEMENT AND A STANDSTILL AGREEMENT, EACH DATED [_______], 2002.

         (5) the Company is relying upon the truth and accuracy of the foregoing acknowledgements, representations, warranties and agreements and agrees that, if any of the acknowledgements, representations, warranties and agreements made in connection with the Investor's acquisition of Company Shares are no longer accurate, it shall promptly notify the Company.

7.       UNDERTAKINGS

         For a period of six (6) months after the date on which the Closing occurs, Investor will not offer, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of the Company Shares or securities convertible into or exchangeable or exercisable for any of the Company Shares, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Company, provided that the Company may transfer the Company Shares to an Affiliate where such transfer is permitted under the Securities Act of 1933.

8.       NOTICES

         Any notice or notification in any form to be given under this Agreement may be delivered in person or sent by telex, facsimile or telephone (subject in the case of a communication by telephone to confirmation by telex or facsimile) addressed to:

         IN THE CASE OF THE COMPANY:

         Golden Telecom, Inc.
         4400 MacArthur Boulevard, N.W., Suite 200
         Washington, D.C.  20007
         Phone: (202) 332-5997
         Fax: (202) 332-4877

         Attention:        General Counsel

         WITH A COPY TO:

         Representative Office of Golden TeleServices, Inc.
         12 Trubnaya St., 8th Floor
         Moscow, Russia
         103045
         Telephone:        7-095-797-9300
         Facsimile:        7-095-797-9332

         Attention:        General Counsel

         IN THE CASE OF INVESTOR:

         OAO Rostelecom
         Russian Federation, 125047,
         Moscow, ul. 1st Tverskaya-Yamskaya, 14

         Telephone:
         Facsimile:        7-095-787-2850

         Attention:        General Director

         Any such notice shall take effect, in the case of delivery, at the time of delivery and, in the case of telex or facsimile, at the time of dispatch.

9.       COUNTERPARTS

         This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same agreement and any party may enter into this Agreement by executing a counterpart. This Agreement is executed in Russian and in English, with 1 (one) copy in each language for each Party hereto. In the event of any discrepancies between the English and Russian versions, the English shall prevail.

10.      TERMINATION

         This Agreement shall automatically terminate without any further notice and be of no further force and effect if the Escrow Release Date does not occur, as provided in the Ownership Interest Purchase Agreement or the Agreement is terminated by the Buyers pursuant to Section 4.2(b) of the Agreement.

11.      GOVERNING LAW

         THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, USA.

12.      DISPUTE RESOLUTION

         Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or validity thereof, shall be referred to and finally resolved by arbitration in accordance with the Arbitration Rules of the American Arbitration Association as in force and effect on the date of this Agreement which are deemed to be incorporated by reference into this article. The appointing authority shall be the American Arbitration Association. There shall be three (3) arbitrators appointed in accordance with said Rules. Where the Arbitration Rules of the American Arbitration Association do not provide for a particular situation, the arbitrators shall determine what course of action should be followed. The place of arbitration shall be New York, New York and the English language shall be used throughout the arbitral proceeding.

                            [Signature Page Follows]

         IN WITNESS WHEREOF this Agreement has been executed on the date first written above.

GOLDEN TELECOM, INC.


By:
       --------------------------------
       Name:
       Title:


OAO ROSTELECOM


By:
       --------------------------------
       Name:
       Title:




By:
       --------------------------------
       Name:
       Title: Chief Accountant

                                                                       EXHIBIT E

                        FORM OF TELEROSS PROMISSORY NOTE

                               English Translation
                                 OOO "TeleRoss"
                         PROMISSORY NOTE No. (1) _____

                     Date of Issuance: "___" _________ 2002

                        Place of Issuance: city of Moscow

         Limited Liability Company "TeleRoss" (tax identification No. [ ]), with its registered office at, [ ] does hereby unconditionally promise to pay under this promissory note Forty Six Million US Dollars ("Note Amount"), without interest on the Note Amount, to open joint stock company "Rostelekom" (tax identification No. [ ]), with its registered office at [ ] .

         The payment of the Note Amount shall be made in Rubles at the exchange rate established by the Central Bank of the Russian Federation on the date of payment.

         This promissory note shall be payable in 90 days after the date of its issuance.

         The city of Moscow shall be the place of payment.

General Director OOO TeleRoss                        _____________
                                                     [seal]

Chief Accountant  III "TeleRoss "                    ______________

                                                                       EXHIBIT F

                             FORM OF TRANSFER NOTICE

                          [on the letterhead of Seller]

                                [________], 2002

OOO EDN Sovintel
[   ]
Moscow, Russian Federation

Attn: General Director

              Reference is made to the Ownership Interest Purchase Agreement, dated as of March 13, 2002 (the "Interest Purchase Agreement"), among OAO ROSTELECOM ("Seller"), an open joint stock company duly registered and validly existing under the laws of the Russian Federation, SFMT-CIS, INC., a corporation duly organized and validly existing under the laws of the State of Delaware in the United States ("SFMT"), and OOO TELEROSS, a limited liability company duly registered and validly existing under the laws of the Russian Federation ("TeleRoss"), a copy of which is attached hereto for your records.

              Capitalized terms used herein, but not otherwise defined, shall have the meaning ascribed to such terms in the Interest Purchase Agreement.

              Pursuant to Article 2 of the Interest Purchase Agreement, the Seller hereby confirms to OOO EDN Sovintel that the Seller has agreed to sell, assign and transfer [one-half] of the Interest to TeleRoss and [one-half] of the Interest to SFMT, subject to the terms and conditions set forth in the Interest Purchase Agreement and certain other agreements entered into in connection therewith.

              In consequence thereof and in satisfaction of the notification requirements under the Russian Federation Law "On Limited Liability Companies" (as in effect on the date hereof), by this notice, the Seller hereby notifies, declares and confirms that it has sold, assigned and transferred its entire interest in the charter capital of OOO EDN Sovintel as follows: (i) [one-half] of its Interest to TeleRoss; and (ii) [one-half] of its Interest to SFMT, such that as a result of this transfer, TeleRoss shall become the owner of a [25%] interest in the charter capital of OOO EDN Sovintel and SFMT shall become the owner of a [25%] interest in the charter capital of OOO EDN Sovintel.

              Seller requests that, in accordance with Section 4.2 of the Interest Purchase Agreement, OOO EDN Sovintel take such actions as are necessary to eliminate all remaining references to the Seller in the Charter and the Foundation Agreement as a participant in OOO EDN Sovintel and register the Amendments with all relevant Governmental Entities.

              Please acknowledge your receipt of this letter by signing below. Please deliver a copy with your original signature to the attention of [ ] of Seller, SFMT and TeleRoss.

                                          Very truly yours,



                                          OAO "ROSTELECOM"

                                          --------------------------------------
                                          Name:
                                          Title:  General Director

                                          --------------------------------------
                                          Name:
                                          Title:  Chief Accountant

OOO TeleRoss hereby acknowledges and accepts full title to 25% interest in the charter capital of OOO EDN Sovintel

                                          --------------------------------------
                                          Name:
                                          Title:  General Director

                                          --------------------------------------
                                          Name:
                                          Title:  Chief Accountant

SFMT-CIS Inc., hereby acknowledges and accepts full title to 25% interest in the charter capital of OOO EDN Sovintel

                                          --------------------------------------
                                          Name:
                                          Title:  General Director

                                          --------------------------------------
                                          Name:
                                          Title:  Chief Accountant



Acknowledged and agreed in full this
____ day of [   ], 2002

OOO EDN SOVINTEL


-------------------------------------
Name:
Title:

                                                                       EXHIBIT G

                            FORM OF IRREVOCABLE PROXY

         Reference is made to the Ownership Interest Purchase Agreement, dated as of March 13, 2002 (the "Purchase Agreement"), by and between SFMT-CIS, Inc., a Delaware corporation ("SFMT"), OOO Teleross, a Russian limited liability company, and OAO Rostelecom, a Russian open joint stock company ("Rostelecom"). This proxy is granted pursuant to Section 3.2(a)(vi) of the Purchase Agreement. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Purchase Agreement.

         1. In consideration of the transactions contemplated by the Purchase Agreement, Rostelecom, being the owner and holder of [__________________(_____)] common voting shares of Golden Telecom, Inc., a Delaware corporation (the "Company") (together with any other shares of the Company issued in respect thereof or otherwise acquired by Rostelecom, the "Shares"), does hereby constitute and appoint [________________], representing SFMT, its true and lawful attorney, substitute and proxy to vote the Shares at any meeting of shareholders of the Company (whether annual or special and whether or not an adjourned meeting), or to act in respect thereof by written consent in lieu of any such meeting or otherwise in such manner as such attorney shall in his sole discretion deem proper, hereby granting the attorney full power and authority to act for Rostelecom and in its name at any such meeting or meetings and in the transaction of any business as may properly come before the meeting, or execute and deliver any written consent of shareholders, as fully as if Rostelecom were present at and participated in any such meeting, with full power of substitution and revocation, and hereby ratifying and confirming all that the above attorney may do in our name, place and stead.

         2. With respect to any of the Shares where the provisions of Section 1 are insufficient or unenforceable (or there is any doubt or uncertainty as to their sufficiency or enforceability), by reason of the jurisdiction in which the Company is incorporated or any change thereof, or any change in applicable law, Rostelecom shall promptly execute and deliver to the attorney any further documentation requested by the attorney reasonably necessary to effect the intent of this Irrevocable Proxy.

         3. Rostelecom hereby waives, releases and discharges the attorney and SFMT from any and all claims that Rostelecom may have now or that may arise in the future with respect to the voting or the failure to vote by the attorney of the Shares and acknowledges that the attorney may vote or not vote such Shares as the attorney may decide in his sole and absolute discretion, provided, however, that such attorney and SFMT shall not take any action pursuant to this proxy without giving at least seven business days prior notice thereof to Rostelecom.

         4. This Irrevocable Proxy is irrevocable, is deemed coupled with an interest in the Shares and is granted pursuant to, and in furtherance of, the Purchase Agreement.

         5. This Irrevocable Proxy shall become effective as of the date set forth below and shall expire upon the earlier to occur of (1) the registration of the Amendments, or (2) the termination of the Purchase Agreement, each as provided for in, and subject to the terms of, the Purchase Agreement.

         6. This Irrevocable Proxy shall be governed by, and construed in accordance with, the laws of the State of Delaware, USA.

         7. This Irrevocable Proxy shall be binding on the heirs, representatives, successors and assigns of Rostelecom.

         IN WITNESS WHEREOF, Rostelecom has hereunto set its hand and seal this [___] day of [____________], 2002.

                                           OAO Rostelecom



                                           -------------------------------------
                                           Authorized Representative

                                                                       EXHIBIT H

                         FORM OF BUYERS' TRANSFER NOTICE

                                [________], 2002

OOO EDN Sovintel
[   ]
Moscow, Russian Federation

Attn: General Director

         Reference is made to the Ownership Interest Purchase Agreement, dated as of March 13, 2002 (the "Interest Purchase Agreement"), among OAO ROSTELECOM ("Seller"), an open joint stock company duly registered and validly existing under the laws of the Russian Federation, SFMT-CIS, INC., a corporation duly organized and validly existing under the laws of the State of Delaware in the United States ("SFMT"), and OOO TELEROSS, a limited liability company duly registered and validly existing under the laws of the Russian Federation ("TeleRoss"), a copy of which is attached hereto for your records.

         Capitalized terms used herein, but not otherwise defined, shall have the meaning ascribed to such terms in the Interest Purchase Agreement.

         The Buyer has elected to terminate the Interest Purchase Agreement pursuant to Section 4.2 of the Interest Purchase Agreement, as a result of which the Interest sold and transferred by the Seller to the Buyers on the terms and conditions set forth therein, shall be returned to Seller.

         In consequence thereof and in satisfaction of the notification requirements under the Russian Federation Law "On Limited Liability Companies" (as in effect on the date hereof), by this notice, each Buyer hereby notifies, declares and confirms that it has transferred its entire interest in the charter capital of OOO EDN Sovintel to Seller, such that as a result of this transfer, Seller shall become the owner of a 50% interest in the charter capital of OOO EDN Sovintel.

         This notice does not constitute and may not be construed as a waiver of any right, power or remedy available to each Buyer under the Interest Purchase Agreement.

         Please acknowledge your receipt of this letter by signing below. Please deliver a copy with your original signature to the attention of [ ] of Seller, SFMT and TeleRoss.



                                           Very truly yours,

                                           OOO TeleRoss

                                           -------------------------------------
                                           Name:
                                           Title:  General Director

                                           -------------------------------------
                                           Name:
                                           Title:  Chief Accountant

                                           SFMT-CIS, Inc.

                                           -------------------------------------
                                           Name:
                                           Title:  General Director

                                           -------------------------------------
                                           Name:
                                           Title:  Chief Accountant

Acknowledged and agreed in full this
____ day of [   ], 2002

OOO EDN SOVINTEL


-------------------------------------
Name:
Title: